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                                                                    EXHIBIT 4.13
Loan No. 950114501

                           LOAN AND SECURITY AGREEMENT

     THIS LOAN AND SECURITY AGREEMENT (this "AGREEMENT"), dated as of July 1, 2003, is made by and between FREMONT INVESTMENT & LOAN, a California industrial bank ("LENDER"), and AAR WOOD DALE LLC, an Illinois limited liability company ("BORROWER").

                                 R E C I T A L S

     A. Borrower is the owner of that certain real property described on EXHIBIT A attached hereto (the "PROPERTY"), together with the Improvements (as hereinafter defined).

     B. Borrower desires to borrow from Lender, and Lender is willing to loan to Borrower, a loan (the "LOAN") in the maximum principal amount of the Loan Amount (as hereinafter defined), for the purposes and upon the terms set forth herein.

     NOW THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

     When used herein, the following initially-capitalized terms shall have the following meanings:

     "AFFILIATE" means, with respect to any Person, any other Person which controls, is controlled by, or is under common control with the Person in question. For the purposes of the foregoing definition, "controls" (and the correlative terms "controlled by" and "under common control with") means possession by the applicable Person of the power to direct or cause the direction of the management and policies thereof, whether through the ownership of voting securities, by contract, or otherwise, including, without limitation, the power to elect or appoint a majority of the directors of a corporation or the trustees of a trust. "AFFILIATE" shall also include, without limitation, relatives of any natural person.

     "AGREEMENT" means this Loan and Security Agreement, together with all supplements, amendments, modifications, extensions, renewals and replacements hereto.

     "AMORTIZATION PERIOD" is defined in the Note.

     "APPLICATION INFORMATION" means all financial information and statements and other information submitted to Lender in connection with the Loan, including, without limitation, information relating to the tenants, Leases and rent payment history and the information set forth on the Borrower Questionnaire delivered to Lender.

     "APPROVED LEASE" means that certain Lease Agreement between Borrower and Guarantor comprising the entire Net Rentable Square Feet for a term of fifteen
(15) years with lease rent of $6.00 per square foot triple net, with annual two percent (2%) increases and other fair market terms.

     "ASSIGNMENT OF RENTS" means that certain Assignment of Rents (and Leases) of even date herewith executed by Borrower, as assignor, in favor of Lender, as assignee, to be recorded in the Recording Location, together with all supplements, amendments, modifications, extensions, renewals and replacements thereto.

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                                                                    EXHIBIT 4.13

     "ATTORNEYS' FEES," "ATTORNEYS' FEES AND COSTS," "ATTORNEYS' FEES" and "ATTORNEYS' FEES AND COSTS" mean the reasonable fees and expenses of counsel to the applicable parties to the Loan Documents, which may include printing, photostating, duplicating, facsimilating, messengering, filing and other expenses, air freight charges, and fees billed for law clerks, paralegals, librarians and others not admitted to the bar but performing services under the supervision of an attorney. The terms "ATTORNEYS' FEES" or "ATTORNEYS' FEES AND COSTS" shall also include, without limitation, all such reasonable fees and expenses incurred with respect to appeals, arbitrations, bankruptcy proceedings (including, without limitation, any adversary proceeding, contested motion or motion) and any post-judgment proceedings to collect any judgment, and whether or not any action or proceeding is brought with respect to the matter for which such fees and expenses were incurred. The recovery of post-judgment fees, costs and expenses under this Agreement or any of the other Loan Documents is separate and several and shall survive the merger of the applicable Loan Documents into any judgment.

     "BANKRUPTCY CODE" means Title 11 of the U.S. Code, as applicable, or any similar federal or state laws for the relief of debtors, each as hereafter amended.

     "BORROWER GROUP" means Borrower, Borrower's Members, the Limited Recourse Parties, the Principal Parties and the Exculpated Persons.

     "BUSINESS DAY" means any day other than a Saturday, a Sunday, a legal holiday under the laws of the State in which the Project is located, or a day on which commercial banks in said State are authorized or required by law or other governmental action to be closed.

     "CLOSING DATE" means July 1, 2003.

     "COLLATERAL" means the collateral now or hereafter pledged to Lender under the Security Instrument or any other Loan Document as security for any of the Loan Obligations, including, without limitation, the Project and the Personal Property.

     "COMMITMENT LETTER" means the Commitment Letter dated June 10, 2003, issued by Lender in connection with the Loan.

     "CONTRACTUAL OBLIGATION" as applied to any Person means any provision of any instrument, document or security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which any of its properties is bound or to which it or any of its properties is subject.

     "CONTROL GROUP" means Borrower, Borrower's Control Members and constituent Control Members, as applicable.

     "CONTROL MEMBERS" means for any Managed LLC, the manager of such limited liability company and the members of such limited liability company, and for any Member Managed LLC, the managing members of such limited liability company.

     "DEFAULT INTEREST RATE" is defined in the Note.

     "ENVIRONMENTAL INDEMNITY" means that certain Environmental Indemnity of even date herewith executed by Borrower and the other parties named therein, if any, together with all supplements, amendments, modifications, extensions, renewals and replacements thereto.

     "ENVIRONMENTAL LAWS" means any and all present and future federal, state and local laws, ordinances, regulations, policies and any other requirements of any Governmental Agency relating to health, safety, the environment or to any Hazardous Substances, including without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (CERCLA), the Resource Conservation Recovery Act (RCRA), the Hazardous Materials Transportation Act, the Toxic

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                                                                    EXHIBIT 4.13

Substance Control Act, the Endangered Species Act, the Clean Water Act, the Clean Air Act, the Occupational Safety and Health Act (to the extent the same relates to Hazardous Substances), those substances included within the definitions of "hazardous substances", "hazardous material", "toxic substances", "toxic materials", "toxic waste" or "solid waste" in the Illinois Environmental Protection Act, 415 ILCS Section 5/1 ET SEQ., each as hereafter amended from time to time, and the present and future rules, regulations and guidance documents promulgated under any of the foregoing, or under similar laws, ordinances, regulations, policies or requirements of other states or localities.

     "ENVIRONMENTAL OBLIGATIONS" means all terms, conditions, covenants and obligations under SECTION 7.5 of this Agreement.

     "EQUITY DISTRIBUTIONS" means any sums or other consideration directly or indirectly distributed (or paid as a dividend, return of capital or similar payment, as payment on account of indebtedness, as return of capital, or as a redemption of any equity interest in Borrower) by Borrower to (or to any Affiliate, subsidiary or relative of) any Principal Party or any partner, member, shareholder, principal or other equity owner of Borrower or any Principal Party, or paid as above-market management, asset management, development, leasing or other fees or commissions to any of the foregoing.

     "EVENT OF DEFAULT" means any of the events specified in SECTION 8.1.

     "EXCULPATED PERSONS" means any (a) Person that owns, directly or indirectly, any legal or beneficial interest in Borrower or the Project; (b) other Affiliate, beneficiary, controlling person, director, employee, investor, manager, member, officer, owner, parent company, partner (general or limited, or a subpartner at any level), principal, real estate investment advisor or other similar fiduciary, shareholder, or trustee of any Person described in clause (a) above; or (c) successor or assign of any Person described in clauses (a) or (b) and the Limited Recourse Parties.

     "FINANCIAL REPORTING METHOD" means generally accepted accounting principles
(GAAP), consistently applied.

     "FINANCIAL STATEMENT DELIVERY DATE" means (a) with respect to the annual financial statements and information required by Section 7.8(A); ninety (90) days after the end of each fiscal year, and with respect to the quarterly financial statements, sixty (60) days after the end of each fiscal quarter.

     "FLOOD INSURANCE ACTS" means the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 and the National Flood Insurance Reform Act of 1994, and any other flood insurance act, each as may be amended.

     "FORMATION DOCUMENTS" means (a) as to any corporation, its articles of incorporation and bylaws, (b) as to any limited partnership, its Certificate of Limited Partnership and partnership agreement, (c) as to any general partnership or joint venture, its Statement of Partnership and partnership agreement, (d) as to any limited liability company, its articles or certificate of organization and operating agreement, and (e) as to any trust, its trust agreement and a certification of the current trustees thereof, each of the foregoing together with all supplements, amendments and modifications thereto.

     "FORMATION DOCUMENTS CERTIFICATES" means such certificates in connection with the Formation Documents of the Signature Parties as may be required by Lender from Borrower and the other Signature Parties.

     "FURTHER ASSURANCES CLAUSES" means the provisions of the Loan Documents requiring Borrower or Guarantor to deliver additional documents or instruments to Lender upon Lender's written request, including, without limitation, SECTION 5.4, SECTION 7.10 and SECTION 9.1 of this Agreement, SECTION 8 of the Assignment of Rents, and SECTIONS 11 and 12 of the Guaranty.

     "GOVERNING STATE" means Illinois.

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                                                                    EXHIBIT 4.13

     "GOVERNMENTAL AGENCY" means any federal, state, municipal or other governmental or quasi-governmental court, agency, authority or district.

     "GUARANTOR" means AAR Corp., a Delaware corporation.

     "GUARANTY" means that certain Guaranty of even date herewith executed by Guarantor in favor of Lender, together with all supplements, amendments, modifications, extensions, renewals and replacements thereto.

     "HAZARDOUS SUBSTANCES" means (a) any chemical, compound, material, mixture or substance that is now or hereafter defined or listed in, or otherwise classified pursuant to, any Environmental Laws as a "hazardous substance", "hazardous material", "hazardous waste", "extremely hazardous waste", "acutely hazardous waste", "radioactive waste", "infectious waste", "biohazardous waste", "toxic substance", "pollutant", "toxic pollutant", "contaminant", or any formulation not mentioned herein intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, "EP toxicity", or "TCLP toxicity"; (b) petroleum, natural gas, natural gas liquids, liquefied natural gas, synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas) and ash produced by a resource recovery facility utilizing a municipal solid waste stream, and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas, or geothermal resources; those substances included within the definitions of "hazardous substances", "hazardous material", "toxic substances", "toxic materials", "toxic waste" or "solid waste" in the Illinois Environmental Protection Act, 415 ILCS Section 5/1 ET SEQ.; (c) asbestos in any form; (d) urea formaldehyde foam insulation; (e) polychlorinated biphenyls
(PCBs); (f) radon; and (g) any other chemical, material, or substance exposure to which is limited or regulated by any Governmental Agency because of its quantity, concentration, or physical or chemical characteristics, or which poses a significant present or potential hazard to human health or safety or to the environment if released into the workplace or the environment. "Hazardous Substances" shall not include ordinary office supplies and repair, maintenance and cleaning supplies maintained in de minimis, reasonable and necessary quantities or substances stored, used or maintained in the ordinary course of Borrower's, Guarantor's or one of their Affiliate's business in accordance with all Environmental Laws.

     "IMPROVEMENTS" means the improvements and fixtures now or hereafter located on the Property.

     "IMPOUND EXPENSES" means premiums for insurance required by this Agreement, and all real estate and personal property taxes and other taxes and assessments, and water, sewer, electrical and other utility charges relating to the Project or any portion thereof.

     "INDEBTEDNESS" means, with respect to any Person, (a) all indebtedness of such Person for borrowed money; (b) all obligations issued, undertaken or assumed by such Person as the deferred purchase price of property or services;
(c) all non-contingent reimbursement or payment obligations; (d) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments; (e) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (f) all obligations of such Person with respect to capital leases; (g) all indebtedness referred to in clauses (a) through (f), inclusive, above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and (h) all guaranty obligations of such Person in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (g), inclusive, above.

     "INDEMNITEES" means, collectively and individually, Lender, its Affiliates and its and their respective directors, officers, agents, attorneys, employees, successors and assigns.

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                                                                    EXHIBIT 4.13

     "INSOLVENCY LAWS" means the Bankruptcy Code and any and all present and future federal, state and local laws, ordinances, regulations, rules and any other requirements of any Governmental Agency relating to the bankruptcy, insolvency, appointment of a receiver, reorganization, arrangement, readjustment of debt, dissolution or liquidation of, for or relating to, any Person, each as hereafter amended from time to time and the present and future rules, regulations and guidance documents promulgated under any of the foregoing.

     "INSURANCE/CONDEMNATION PROCEEDS" means insurance proceeds, condemnation awards (including, without limitation, payments arising from change in grade of streets and awards for severance damages), and payments in lieu of the foregoing, arising from the Project or relating to Borrower's ownership of the Project, or any other sums payable by any Person to or for the benefit of any member of the Borrower Group on account of any loss, condemnation or taking of, or damage to, the Project or any portion thereof.

     "INFORMATION DELIVERY DATE" is defined in SECTION 7.8.

     "LAWS" means all of the following in effect at any time: (a) all orders of any court, all federal, state, county, municipal and other governmental and quasi-governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions, whether now or hereafter enacted and in force, including, without limitation, the Americans with Disabilities Act, 42 U.S.C. Sections 12101-12213 (1991), all Terrorism Laws and all Environmental Laws, any zoning or other land use entitlements and any requirements which may require repairs, modifications or alterations in or to the Project, (b) all foreign country (non-United States) statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions, whether now or hereafter enacted and in force, (c) all Permits at any time in force affecting the Project or the occupancy, operation, ownership, transfer or use thereof, and (d) all covenants, agreements, restrictions and encumbrances running in favor of any Person, contained in any instruments, either of record or known to Borrower, at any time in force affecting the Project or the occupancy, operation, ownership, transfer or use thereof.

     "LEASE DEPOSITS" means all security deposits, letters of credit, escrow deposits and similar sums at any time received by or delivered to any member of the Borrower Group under or in connection with any Lease.

     "LEASE" or "LEASES" is defined in the Assignment of Rents.

     "LEASE TERMINATION PAYMENTS" means all sums, however denominated, paid or payable to or for the benefit of any member of the Borrower Group in connection with, as a result of, or as consideration for, the termination or expiration of any Lease (including, without limitation, holdover rent and damage and other awards), or any reduction of the space covered by any Lease or any reduction in the term of any Lease.

     "LETTER OF CREDIT" means an irrevocable, unconditional, transferable, direct draw letter of credit issued by a financial institution acceptable to Lender, in its sole discretion, in the face amount of $1,500,000 (or less as provided in SECTION 5.5 hereof) in Lender's favor as "beneficiary" and having an initial term of not less than twelve (12) months, which shall be renewed annually, in form and substance satisfactory to Lender in its sole discretion.

     "LIEN" means any mortgage, deed of trust, deed to secure debt, pledge, security interest, encumbrance, lien, charge or claim of any kind (including, without limitation, any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and/or the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction) with respect to the Project or the other Collateral or any portion thereof or interest therein.

     "LIEN ENFORCEMENT ACTION" means (a) any action in which Lender exercises any rights or remedies against Borrower (and/or Guarantor) pursuant to the Loan Documents or under applicable law

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                                                                    EXHIBIT 4.13

or at equity against or with respect to the Project or the Collateral, including, without limitation: appointment and maintenance of a receiver; any action to prevent waste or otherwise to protect the Project or the Collateral from material physical damage or material physical deterioration; commencement and prosecution of a judicial foreclosure sale, or similar proceeding or other judicial process; prosecution of any and all rights available to Lender relating to Borrower or the Project and the Collateral in any bankruptcy, insolvency or similar proceeding (including Lender's rights under the Bankruptcy Code to file a claim for the full amount of all Loan Obligations, to require that all collateral held by Lender continue to secure all Loan Obligations, and to elect treatment under 11 U.S.C. Section 1111(b)(2)); consummation of a U.C.C. sale; and (b) any other action or proceeding relating to the Project or the Collateral (including, without limitation, an action for specific performance as to Borrower's express nonmonetary obligations under the Loan Documents), or relating to any other collateral held by Lender for the Loan, which action or proceeding does not seek a personal judgment against the assets of any Exculpated Person (beyond the direct or indirect interest of such Exculpated Person in the Project and the Collateral or as contemplated by any guaranty or indemnity).

     "LIMITED RECOURSE PARTIES" means the Guarantor.

     "LOAN AMOUNT" means an amount of Eleven Million Dollars ($11,000,000).

     "LOAN DOCUMENTS" means the documents described in SECTION 3.1 and all other documents now or hereafter securing, or executed in connection with, the Loan, together with all supplements, amendments, modifications, extensions, renewals and replacements thereto, but excluding the Environmental Indemnity.

     "LOAN FEE" means a fee in the amount of one percent (1%) of the Loan
Amount.

     "LOAN OBLIGATIONS" means all obligations of Borrower with respect to : (a) payment of principal, interest, and any other sums payable under the Loan Documents; (b) performance of all nonmonetary obligations of Borrower under the Loan Documents; (c) payment of damages for breach of any representation, warranty, or covenant in any Loan Document; (d) any obligation to indemnify any party under any Loan Document; and (e) payment of any monetary judgment obtained by Lender under the Loan Documents or in connection with the Loan.

     "LOAN YEAR" means the twelve (12) month period commencing on the Closing Date, if the Closing Date occurs on the first day of a calendar month, or on the first day of the calendar month following the Closing Date if the Closing Date does not occur on the first day of a calendar month, and each twelve (12) months thereafter. If the Closing Date does not occur on the first day of a calendar month, the first Loan Year shall in addition include any period from the Closing Date to the first day of the calendar month following the Closing Date.

     "LOSSES" means any and all liabilities, claims and actual, out-pocket losses, damages, costs, and expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred, paid or suffered by Lender or any Affiliate, subsidiary or nominee of Lender: (a) as a direct result of the specified matter; (b) to cure or remedy such matter; and/or (c) in enforcing Lender's claims against any Person with respect to such matter.

     "MANAGED LLC" means a limited liability company managed by a third party non-member manager.

     "MATERIAL LEASE PROVISIONS" is defined in SECTION 7.4(E).

     "MATURITY DATE" is defined in the Note.

     "MEMBER" or "MEMBER" means the members of the limited liability company in question, together with any constituent members of such members.

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                                                                    EXHIBIT 4.13

     "MEMBER MANAGED LLC" means a limited liability company managed by one or more of its members.

     "MONTHLY INSTALLMENT" is defined in the Note.

     "NET RENTABLE SQUARE FEET" and "NET RENTABLE SQUARE FEET" means the net rentable square feet of the Project (245, 650 s.f.), or applicable portion thereof, calculated in the same manner as in the appraisal of the Project obtained by Lender in connection with the closing of the Loan.

     "NONFOREIGN STATUS STATUTES" means Section 1445 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, and any successor Laws.

     "NOTE" means that certain Secured Promissory Note of even date herewith in the Loan Amount executed by Borrower as maker, in favor of Lender, as payee, together with all supplements, amendments, modifications, extensions, renewals and replacements thereto.

     "PERMITS" means all permits, licenses, franchises, approvals, variances and land use entitlements necessary for the occupancy, operation, lease, ownership and use of the Project.

     "PERMITTED INDEBTEDNESS" means (a) trade payables entered into, and accrued expenses arising, in the ordinary course of business on reasonable and customary terms; (b) obligations under Leases entered into in accordance with this Agreement; (c) non-delinquent Impositions (as defined in the Security Instrument) relating to the Project; and (d) the Loan.

     "PERSON" means and includes natural persons, corporations, limited liability companies, limited liability partnerships, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts, real estate investment trusts or other organizations, whether or not legal entities, and governments, agencies and countries and political subdivisions thereof.

     "PERSONAL PROPERTY" means all personal property in which Borrower now or hereafter owns or acquires any interest or right, together with all present and future attachments, accessions, replacements, substitutions, additions and renovations thereto or therefor, and together with all products and proceeds thereof, including, without limitation, all insurance proceeds from any policy of insurance covering any of the foregoing property now or hereafter acquired by Borrower. "Personal Property" shall include, without limitation, the personal property described in EXHIBIT B attached hereto and any leased personal property.

     "POTENTIAL DEFAULT" means a monetary default, or material nonmonetary default, in either case which, with the giving of notice or the passage of time, or both, would constitute an Event of Default under any of the Loan Documents.

     "PREPAID PROPERTY INCOME" means any Property Income delivered to or received by any member of the Borrower Group more than thirty (30) days before the date such amount was first required to be paid under the applicable Lease or other agreement.

     "PRINCIPAL PARTIES" means individually and collectively Borrower, Guarantor, the Limited Recourse Parties and each member of the Control Group.

     "PROJECT" means the Property and the Improvements.

     "PROJECT DOCUMENTS" means (a) all agreements now or hereafter in effect with any contractor, architect or engineer, including, without limitation, any design architect, landscape architect, civil engineer, electrical engineer, environmental engineer, soils engineer or mechanical engineer, in connection with the Project; (b) all other agreements now or hereafter in effect with any property manager or broker with respect to the management, leasing, or operation of the Project; (c) all as-built plans and

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                                                                    EXHIBIT 4.13

specifications and surveys for the Project; (d) all Permits; and (e) all renewals, substitutions, extensions, modifications or replacements of any of the foregoing.

     "PROPERTY INCOME" means any and all: (a) sums payable to or for the benefit of Borrower under any Lease, including, without limitation, rent, additional rent, escalations, termination payments and any and all other payments and charges of any kind; (b) other issues, profits, royalties, revenues, income, and other benefits of the Project; (c) all insurance proceeds with respect to any Lease including, without limitation, rent loss coverage and business interruption coverage; (d) damages or claims of Borrower against lessees or others on account of or with respect to the foregoing; and (e) sums paid in settlement of any of the foregoing.

     "RECORDING LOCATION" means the official records of Du Page County, Illinois.

     "REPLACEMENT COST" means the full replacement cost, new without deduction for depreciation, of the Project, or applicable portion thereof, as determined by Lender in its good faith sole discretion.

     "SECURED OBLIGATIONS" is defined in the Security Instrument.

     "SECURITY INSTRUMENT" means that certain Mortgage and Fixture Filing of even date herewith executed by Borrower, in favor of Lender, to be recorded in the Recording Location, together with all supplements, amendments, modifications, extensions, renewals and replacements thereto.

     "SIGNATURE PARTIES" means, individually and collectively, Borrower, Guarantor and each member, manager or trustee executing the Loan Documents on behalf of Borrower or Guarantor.

     "TAX IDENTIFICATION NUMBER" means Borrower's employer identification number or social security number, which is 20-0055141.

     "TERMINATION DATE" means July 22, 2003.

     "TERRORISM LAWS" means Executive Order 13224 issued by the President of the United States of America, the Terrorism Sanctions Regulations (Title 31 Part 595 of the U.S. Code of Federal Regulations), the Terrorism List Governments Sanctions Regulations (Title 31 Part 596 of the U.S. Code of Federal Regulations), and the Foreign Terrorist Organizations Sanctions Regulations (Title 31 Part 597 of the U.S. Code of Federal Regulations), and all other present and future federal, state and local laws, ordinances, regulations, policies and any other requirements of any Governmental Agency (including, without limitation, the United States Department of the Treasury Office of Foreign Assets Control) addressing, relating to, or attempting to eliminate, terrorist acts and acts of war, each as hereafter supplemented, amended or modified from time to time, and the present and future rules, regulations and guidance documents promulgated under any of the foregoing, or under similar laws, ordinances, regulations, policies or requirements of other States or localities.

     "TITLE COMPANY" means Chicago Title Insurance Company or another title insurance company selected by Borrower and approved by Lender in Lender's sole discretion to provide the Title Policy.

     "TITLE POLICY" means an ALTA extended coverage policy of title insurance (1970 version, amended 10/17/70 only) (or such other form as approved by Lender in its discretion if the ALTA 1970 form is unavailable in the jurisdiction where the Property is located), with a liability limit equal to the Loan Amount, issued by the Title Company, insuring Lender that on the Closing Date Borrower owns fee simple title to the Project and that the Security Instrument is a valid first lien on the Project. The Title Policy shall contain such endorsements as Lender requires in its good faith sole discretion and shall be subject only to non-delinquent real estate taxes and assessments and such other exceptions to coverage as approved by Lender in writing, in its good faith sole discretion, prior to the Closing Date. To the extent permitted in the jurisdiction in which the Project is located, the Title Policy shall expressly insure against all mechanics' liens and shall not contain any bankruptcy, fraudulent conveyance or other creditors' rights

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                                                                    EXHIBIT 4.13

exclusion from coverage. The Title Policy shall also insure against matters which would be shown by a current survey of the Property and the rights of any tenants, occupants, or parties in possession not specifically approved by Lender in writing in its good faith sole discretion.

     "TRANSFER" is defined in the Security Instrument.

                                    ARTICLE 2

                                   LOAN TERMS

     2.1  LOAN AND DISBURSEMENTS OF LOAN PROCEEDS.

     Subject to the terms and conditions of this Agreement, and in reliance upon the representations and warranties of Borrower set forth in the Loan Documents, Lender agrees to make to Borrower, and Borrower agrees to accept from Lender, the Loan. The Loan proceeds shall be disbursed by Lender as provided in the Note.

     2.2  EVIDENCE OF INDEBTEDNESS AND MATURITY.

     Borrower shall execute and deliver to Lender, on or before the Closing Date, the Note evidencing the Loan. Borrower agrees to repay the indebtedness evidenced by the Note in accordance with the terms thereof and the terms hereof. The outstanding principal balance of the Loan, together with accrued and unpaid interest thereon and all other amounts payable by Borrower under the Loan Documents shall be due and payable on the Maturity Date provided in the Note, as the same may be accelerated as provided in the Note or the other Loan Documents.

     2.3  INTEREST RATE.

     The Loan shall bear interest at the rate per annum specified in the Note.

     2.4  LOAN FEE AND PAYMENT OF CLOSING EXPENSES.

     Whether or not the Loan closes, Borrower shall promptly pay all expenses in connection with the making and closing of the Loan, including, without limitation, all charges for environmental assessments, all report fees (including property condition, structural, engineering and termite), title examination, title insurance and survey, appraisal, recording and filing fees, inspection fees, travel expenses of Lender's personnel related to the making of the Loan, mortgage and documentary stamp taxes and mortgage recording taxes and fees, if any, note intangible taxes, if any, costs of tax lien searches, brokerage fees and commissions, the reasonable fees and costs charged by Lender's counsel (including Lender's local counsel, if any), all of Lender's out-of-pocket expenses in connection with the Commitment Letter, the Project and the Loan, and the nonrefundable Processing Fee (as defined in the Commitment Letter) payable to Lender. Borrower acknowledges and agrees that the Loan Fee has been fully earned by Lender, and the unpaid portion of the Loan Fee is due and payable, upon the Closing of the Loan, and the Loan Fee is nonrefundable except as expressly provided in the Commitment Letter. Borrower hereby authorizes Lender to disburse proceeds of the Loan to Lender or to any other party to pay the Loan Fee, interest for any partial calendar month in which the Closing Date occurs, and the fees and expenses described in this SECTION 2.4, notwithstanding that Borrower may not have requested a disbursement of such amounts. Borrower covenants to pay all amounts required to be paid by Borrower under this SECTION 2.4 within ten (10) days after written demand by Lender, if and to the extent not covered by the Expense Deposit (as defined in the Commitment Letter) or disbursed by Lender from proceeds of the Loan. Borrower's payment of the Loan Fee is in addition to Borrower's obligation to pay (a) the expenses, the brokers' commissions and any and all other sums described in this
SECTION 2.4, and (b) all other sums required to be paid by Borrower in the Commitment Letter or in any of the Loan Documents.

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                                                                    EXHIBIT 4.13

     2.5  PREPAYMENT.

     Borrower may not prepay the outstanding principal balance of the Note in whole or in part at any time except as provided in, and upon the satisfaction of all of the conditions and requirements set out in, the Note, including, without limitation, the payment to Lender of any Prepayment Charge set forth therein.

     2.6  LIMITATIONS ON RECOURSE.

     The provisions of SECTION 4.11 of the Note, regarding certain limitations on Lender's recourse under the Loan Documents, are incorporated herein by this reference as if set forth in full herein.

                                    ARTICLE 3

                           CONDITIONS TO LOAN CLOSING

     3.1  CONDITIONS PRECEDENT TO CLOSING OF THE LOAN.

     As a condition precedent to Lender's obligation to close the Loan and disburse any Loan proceeds, on or before the Closing Date Borrower must satisfy and fulfill each of the following conditions precedent to closing, to the satisfaction of Lender in its good faith sole discretion:

     A. LOAN DOCUMENTS AND ENVIRONMENTAL INDEMNITY. Borrower shall deliver to Lender the following documents, each duly executed and acknowledged by a notary public where necessary, and in form and substance satisfactory to Lender in its good faith sole discretion:

          (i)    This Agreement;

          (ii)   The Note;

          (iii)  The Security Instrument;

          (iv)   The Assignment of Rents;

          (v) UCC-1 Financing Statements relating to the Personal Property for such States as are required by Lender;

          (vi)   The Environmental Indemnity;

          (vii)  The Guaranty;

          (viii) The Formation Documents Certificates;

          (ix)   The Letter of Credit; and

          (x) Borrower counsel's authority and enforceability opinion in form and substance satisfactory to Lender.

     B. COMMITMENT LETTER CONDITIONS. Borrower shall have satisfied all of the closing conditions set forth in the Commitment Letter.

     C. TRUTH OF REPRESENTATIONS AND WARRANTIES. The representations and warranties contained herein and in the other Loan Documents shall be true, correct and complete in all material respects on the Closing Date.

                                                                    EXHIBIT 4.13

     D. NO DEFAULT. As of the Closing Date, no event or condition shall have occurred or shall exist that constitutes, and there shall be no event or condition that would result from the funding of the Loan that would constitute, an Event of Default under any of the Loan Documents or a Potential Default under any of the Loan Documents.

     3.2 TERMINATION OF AGREEMENT. Lender's obligation to make the Loan and perform any of its other obligations under the Loan Documents shall terminate unless all of the conditions precedent set forth in SECTION 3.1 have been satisfied, and the Closing Date has occurred, on or before the Termination Date.

                                    ARTICLE 4

                         ASSIGNMENT OF PROJECT DOCUMENTS

     4.1  ASSIGNMENT OF PROJECT DOCUMENTS.

     A. As security for the payment and performance of the Secured Obligations, Borrower hereby grants, conveys, assigns and transfers to Lender the Project Documents, and all rights of Borrower thereunder, together with the immediate and continuing right to collect and receive all sums which are now or hereafter due to Borrower thereunder or in connection therewith, and all of Borrower's rights to receive the proceeds of any insurance, indemnity, warranty or guaranty with respect to any of the Project Documents. The parties expressly acknowledge and agree that Lender does not hereby assume any of Borrower's obligations with respect to any of the Project Documents, including, without limitation, any obligation to pay for any work done pursuant thereto, unless Lender expressly assumes such obligations in accordance with SECTION 4.1(B). At Lender's request from time to time, Borrower shall deliver copies of any previously undelivered Project Documents to Lender.

     B. Lender shall not exercise its rights under this SECTION 4.1 until the occurrence of an Event of Default under any of the Loan Documents. From and after the occurrence of an Event of Default under any of the Loan Documents, Lender may, at its option in its sole discretion and without any obligation, exercise any or all of its rights and remedies under SECTION 8.4, at law or in equity, and/or upon written notice to Borrower and the other parties to any or all of the Project Documents, exercise or enforce any or all of the rights and remedies granted to Borrower under any or all of such Project Documents as if Lender had been a party to or recipient of such Project Documents (and Borrower hereby irrevocably constitutes and appoints Lender as its attorney-in-fact, which power is coupled with an interest, and is deemed to be non-cancelable, with full power of substitution, to do so). Upon giving such notice Lender may (but shall have no obligation to) elect to assume the obligations of Borrower thereafter accruing under any or all of the Project Documents; provided that in no event shall Lender be responsible for any default by Borrower or any other party occurring prior to any election by Lender to assume such obligations under such Project Documents.

     C.   The acceptance by Lender of the assignment contained in this
SECTION 4.1 and the rights granted to Lender hereunder and under SECTION 8.4 shall not, prior to Lender's assumption of the obligations under specific Project Documents as provided in SECTION 4.1(B), obligate Lender to assume any obligations or liability under any of the Project Documents, to expend any money or incur any expense in connection with any of the Project Documents or to perform any obligation under any of the Project Documents.

     4.2  PERFORMANCE UNDER PROJECT DOCUMENTS.

     Borrower shall at all times perform and discharge each of its obligations under the Project Documents, diligently enforce its rights under the Project Documents unless otherwise agreed by Lender, in Lender's reasonable discretion and, at Borrower's sole cost and expense, appear in and defend Lender in any action or proceeding in any way related to any of the Project Documents. Borrower shall, within

                                                                    EXHIBIT 4.13

ten (10) days after written demand by Lender, pay all reasonable out of pocket costs and expenses incurred by Lender in connection with any such action or proceeding, including, without limitation, reasonable attorneys' fees and costs.

     4.3  INDEMNIFICATION.

     Borrower hereby indemnifies and agrees to defend and hold the Indemnitees harmless for, from and against all expenses, loss, claims, damage or liability which the Indemnitees incur under any of the Project Documents or under or by reason of the assignment set forth in SECTION 4.1 or by reason of any actual or alleged obligation or undertaking on Lender's part to perform or discharge any covenants or agreements contained in any of the Project Documents; provided that such indemnity shall not extend to expenses, loss, claims, damage or liability arising from an Indemnitee's gross negligence or willful misconduct or, with respect to any Project Documents assumed by Lender as provided in SECTION 4.1(B) relating to the period after the date, if ever, that Lender assumes the obligations under such Project Documents as provided in SECTION 4.1(B).

                                    ARTICLE 5

                               SECURITY AGREEMENT

     5.1  GRANT OF SECURITY INTEREST.

     As security for the payment and performance of the Secured Obligations, Borrower hereby assigns, transfers and grants to Lender, and there is hereby created in favor of Lender, a security interest under the Uniform Commercial Code in effect in the Governing State in and to the Personal Property, whether now owned or hereafter acquired, and in all proceeds thereof (and proceeds of proceeds) in whatever form. This Agreement shall constitute a security agreement pursuant to the Governing State Uniform Commercial Code with respect to the Personal Property and proceeds thereof, with Borrower the "Debtor" and Lender the "Secured Party" as such terms are used therein. Borrower agrees that Lender may, in such manner, on such terms and at such times as may be elected by Lender, and without demand or notice to, or the consent or signature of, Borrower, file and/or record such UCC financing statements, fixture filings, and/or amendments to or continuations of any financing statements or fixture filings to evidence, perfect and/or continue the perfection of, any security interests created or to be created pursuant to this Agreement or any of the other Loan Documents, in any or all of the Collateral.

     5.2  REPRESENTATIONS, AGREEMENTS AND COVENANTS REGARDING PERSONAL PROPERTY.

     As an inducement to Lender to execute this Agreement and make the Loan, Borrower represents and warrants to Lender, and covenants and agrees, as follows:

     A. Except for the security interest in favor of Lender, Borrower is, and as to any of the Personal Property acquired after the date hereof shall be, the sole owner of the Personal Property, free from any adverse Lien of any kind whatsoever. Borrower shall promptly notify Lender of, and will defend the Personal Property against, all claims and demands of all persons at any time claiming any interest therein.

     B. Borrower shall keep the Personal Property in good condition and repair, and shall not misuse, abuse, allow to deteriorate, waste or destroy the Personal Property or any part thereof, except for ordinary wear and tear resulting from normal and expected use in the ordinary course of Borrower's business, which shall be promptly replaced by Borrower with property of similar nature and of equal or greater value, unless such Personal Property is obsolete.

     C. Borrower shall not, without the prior written consent of Lender, which consent shall not be unreasonably withheld, sell, offer to sell or otherwise transfer, exchange, hypothecate or dispose of the Personal Property or any interest therein, unless in the normal course of business the Personal Property

                                                                    EXHIBIT 4.13

is being replaced by collateral of similar nature and of equal or greater value, or such Personal Property is obsolete. If the Personal Property or any part thereof is sold, transferred, exchanged, or otherwise disposed of (either with or without the written consent of Lender), the security interest of Lender shall extend to the proceeds of such sale, transfer, exchange or other disposition and, if the proceeds thereof are in excess of One Hundred Thousand Dollars ($100,000) individually or in the aggregate, at Lender's written request, Borrower shall hold such proceeds in a separate account for Lender's benefit and shall, at Lender's written request, transfer such proceeds into a cash collateral account with Lender as additional collateral for the Loan.

     D. The tangible Personal Property shall be kept on or at the Project and Borrower shall not, without the prior written consent of Lender, which may be withheld in Lender's good faith sole discretion, remove the Personal Property therefrom except such portions or items of Personal Property which are consumed or worn out in ordinary usage, all of which shall be promptly replaced by Borrower as provided in SECTION 5.2(B).

     E. Borrower shall immediately notify Lender in writing of any change in its state of incorporation or organization or in its place of business, any change in Borrower's name or organizational number or the adoption or change of any trade name or fictitious business name used by Borrower.

     F. The Personal Property is not and shall not be used or bought for personal, family or household purposes.

     G. Lender may examine and inspect the Personal Property at any reasonable time, wherever located upon reasonable prior notice to Borrower (except in the event of an emergency or from and after the occurrence of any Event of Default under the Loan Documents, or at any time during which an uncured Potential Default exists under the Loan Documents, in which event prior notice shall not be required).

     5.3  AFFIXED COLLATERAL.

     The inclusion in SECTION 5.1 of any Personal Property which may now be or hereafter become affixed or in any manner attached to the Project shall be without prejudice to any claim at any time made by Lender that such Personal Property is or has become a part of or an accession to the Project.

     5.4  FURTHER SECURITY AGREEMENTS.

     Borrower agrees to take such actions and, within ten (10) days after Lender's written request, to execute, deliver and file and/or record such documents, agreements and financing statements, as may be reasonably necessary to evidence the security interest set forth in SECTION 5.1, to establish the priority thereof, to carry out the intent and purpose of this ARTICLE 5 and/or reflect any change in Borrower's state of incorporation or organization, name, organizational number or place of business.

                                                                    EXHIBIT 4.13

     5.5 LETTER OF CREDIT. Borrower shall provide to Lender the Letter of Credit payable on demand. Borrower shall provide to Lender notice of renewal of the Letter of Credit no later than sixty (60) days prior to the expiration date and shall provide Lender evidence of the renewed the Letter of Credit no later than thirty (30) days prior to the expiration date. If Borrower fails to provide notice of renewal of the Letter of Credit or evidence of renewal as required by this SECTION 5.5, Borrower's failure shall constitute an Event of Default under
Section 8.1 (A) hereof. The Letter of Credit may be drawn down by Lender in multiple drawings at Lender's sole discretion. All proceeds from the Letter of Credit will be applied to pay down the outstanding Loan indebtedness. At such time as Standard & Poors and Moodys shall have upgraded their Debt Rating for the Guarantor to BB or Ba2 or higher, as applicable, the face amount of the Letter of Credit shall be reduced to $1,000,000. In the event that the Debt Rating for the Guarantor is increased to investment grade or higher by both rating agencies, then the Letter of Credit shall no longer be required.

                                    ARTICLE 6

                    BORROWER'S REPRESENTATIONS AND WARRANTIES

     As an inducement to Lender to execute this Agreement and make the Loan, Borrower represents and warrants to Lender the truth and accuracy of the matters set forth in this ARTICLE 6.

     6.1  ORGANIZATION, POWER, GOOD STANDING, AND BUSINESS.

     A. Borrower is a limited liability company duly formed, validly existing and in good standing under the Laws of the State of Illinois. Borrower has the full power and authority to own and operate its properties, to carry on its business as now conducted, to enter into each Loan Document and the Environmental Indemnity, and to carry out the transactions contemplated hereby and thereby. Borrower does not do business under any trade name or fictitious business name. Borrower has duly registered in compliance with all applicable Laws in all applicable jurisdictions, and has the lawful right to use, the name set forth in the definition of "Borrower" herein. Borrower has delivered to Lender true, correct and complete copies of its Formation Documents and such Formation Documents have not been amended or modified except pursuant to agreements delivered to Lender prior to the date hereof.

     B. Each Signature Party other than Borrower is duly formed, validly existing and in good standing under the Laws of the State of its formation and, if formed under the Laws of a jurisdiction other than the Governing State, has registered to do business and is in good standing under the Laws of the Governing State. Each such Signature Party has the full power and authority to own and operate its properties, to carry on its business as now conducted, to act as a general partner, member, manager or trustee of Borrower or Guarantor, as applicable, to enter into each Loan Document and the Environmental Indemnity as a general partner, member, manager or trustee of Borrower or Guarantor, as applicable, to enter into the Guaranty and/or Environmental Indemnity on its own behalf, if applicable, and to carry out the transactions contemplated in the Loan Documents and the Environmental Indemnity. Borrower has delivered to Lender true, correct and complete copies of the Formation Documents for each such Signature Party and such Formation Documents have not been amended or modified except pursuant to agreements delivered to Lender prior to the date hereof.

     6.2  AUTHORIZATION OF BORROWING, ETC.

     A. AUTHORIZATION OF BORROWING. The execution, delivery and performance of the Loan Documents and the Environmental Indemnity, and the issuance, delivery and payment of the Note, have been duly authorized by all necessary action of each Signature Party.

     B. NO CONFLICT. The execution, delivery and performance by each Signature Party of each applicable Loan Document and the Environmental Indemnity do not and will not (i) violate any Law applicable to any such Signature Party, the Formation Documents of any such Signature Party, or any order, judgment or decree of any court or other Governmental Agency binding on any such Signature Party; (ii) conflict with, result in a breach of, or constitute (with the giving of notice or the passage of time

                                                                    EXHIBIT 4.13

or both), a default under any Contractual Obligation of any such Signature Party; (iii) result in or require the creation or imposition of any Lien of any nature on Borrower's properties or assets other than the Liens in favor of Lender under the Loan Documents; or (iv) require any approval or consent of any Person under any Contractual Obligation of any Signature Party.

     C. GOVERNMENTAL CONSENTS. The execution, delivery and performance by each Signature Party of each applicable Loan Document and the Environmental Indemnity does not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Agency or other Person.

     D. BINDING OBLIGATION. The Note and the other Loan Documents are the legally valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by the application of equitable principles. The Environmental Indemnity is the legally valid and binding obligation of each of the parties thereto, enforceable against such parties in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by the application of equitable principles. The Guaranty is the legally valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by the application of equitable principles.

     6.3  ACTIONS.

     Except for that certain letter, dated June 14, 2002, from the Michigan Department of Environmental Quality to an Affiliate, relating to environmental conditions at and in the vicinity of the Affiliate's Cadillac, Michigan plant, there is no action, suit, proceeding or arbitration, before or by any Governmental Agency or other Person, pending or, to Borrower's best knowledge, threatened in writing against or affecting Borrower, any of the Principal Parties or any properties or rights of Borrower or any of the Principal Parties, which might materially and adversely affect Lender's rights or remedies under the Loan Documents or the Environmental Indemnity, the business, assets, operations or financial condition of any such party or its ability to perform its obligations under the Loan Documents or the Environmental Indemnity. There are no outstanding judgments against Borrower, the Project, any other Collateral or any of Borrower's assets. There are no outstanding judgments against any of the Principal Parties, any Affiliate of any of the Principal Parties, any partnership of which any Principal Party is a general partner, or any limited liability company of which any Principal Party is a manager or managing member, in each case excluding Borrower, or any of their assets in excess of One Hundred Thousand Dollars ($100,000) as to any individual judgment or Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate. Except as set forth in this
SECTION 6.3, as to any of the Principal Parties or any Affiliate of any of the Principal Parties, the representations and warranties set forth above shall in each case be except as otherwise disclosed from time to time in AAR Corp.'s Securities and Exchange Commission filings.

     6.4  FINANCIAL POSITION.

     A. FINANCIAL INFORMATION. The Application Information and all financial statements and financial data delivered to Lender in connection with the Loan and/or relating to Borrower and the Principal Parties are true, correct and complete in all material respects and accurately present the financial position of such parties as of the date thereof. No material adverse change has occurred in the financial position disclosed by the Application Information or in any other financial statements or financial data delivered to Lender or in Borrower's or any Principal Party's assets, liabilities, financial position or business.

     B. BANKRUPTCY AND INSOLVENCY. Neither Borrower nor any of the Principal Parties nor any Affiliate of any of the Principal Parties, any partnership of which any Principal Party is a general partner, or any limited liability company of which any Principal Party is a manager or managing member, in each case excluding Borrower, has filed or been the subject of any bankruptcy, insolvency, reorganization,

                                                                    EXHIBIT 4.13

dissolution or similar proceeding or any proceeding for the appointment of a receiver or trustee for all or any substantial part of their respective property. Neither Borrower nor any of the Principal Parties nor any of the Related Parties has admitted in writing its inability to pay its debts when due, made an assignment for the benefit of creditors or taken other similar action.

     C. OTHER BORROWING. Except for the Loan, no borrowings have been made by Borrower which are secured by the Project or any other assets of Borrower, or which might give rise to any Lien, other than the Liens created by the Loan Documents.

     6.5  LIENS.

     Borrower is the sole owner of the Project, the Personal Property and any other Collateral free from any adverse Liens, except for Liens in favor of Lender and

     (i)  Real estate taxes, not yet due and payable.

     (ii) Covenants, conditions, restrictions, and easements contained in declaration recorded July 30, 1984 as Document R84-59903, together with amendments thereto and plat recorded July 30, 1984 as Document R84-59904, relating to the Hamilton Lakes Business Park Property Owners' Association, relating to architectural control, easements, maintenance of the common area, and assessments and special assessments (but excluding any assessments or charges due and payable thereunder for which a Lien is attached to the Property).

          (iii) Building line as shown on the plat of Chancellory Business Park Resubdivision No. 2, aforesaid, as follows:

          35 feet along the west and north lines, 50 feet along the east line, and the south 20 feet of the east 299.89 feet of lot 1.

     (iv) Utility easement as shown and set forth on the plat of Chancellory Business Park Resubdivision No. 2, aforesaid, as follows:

          25 feet along the north line and proposed 25 feet along the west line of lot 1.

     (v) That certain lease dated as of the date hereof by and between Borrower and Guarantor.

Borrower has paid or will pay in full all contractors, materialmen, laborers, architects or other such Persons hired by Borrower to perform services or work with respect to the Project and all statutory lien periods have expired with respect to any such services or work performed prior to the date hereof. No previous assignment, sale, pledge, encumbrance or other hypothecation of the Leases or the Project Documents has been made (except for pledges and encumbrances which have been released in full prior to the date hereof or will be released in full concurrently with the funding of the Loan).

     6.6  COMPLIANCE WITH LAWS.

     The Project and the Personal Property and the use thereof are in material compliance with all Laws. The Property consists of legal and separate lot(s) for tax assessment purposes and under and in compliance with all applicable subdivision Laws. All Permits, easements and rights of way necessary for the occupancy, operation, lease, ownership and use of the Project have been obtained by Borrower and are in full force and effect.

                                                                    EXHIBIT 4.13

     6.7  DEFECTS.

     There are no defects, facts or conditions affecting the Project or the Personal Property or any portion thereof which would make the Project unsuitable for the occupancy, operation, lease, use or sale thereof. There are no surface or subsurface soils conditions adversely affecting the Property, including, without limitation, unstable soil or landfills.

     6.8  UTILITIES.

     All utilities necessary for the full enjoyment of the Project, including, without limitation, trash collection, police and fire protection, sewer and storm drain, water, telephone, gas and electricity, are available to the Project and are not subject to any conditions which would limit the use of such utilities, other than the payment of normal charges to the utility supplier.

     6.9  NO CONDEMNATION.

     No Condemnation Event (as defined in the Security Instrument) is pending against the Project or any portion thereof. To Borrower's best knowledge, as of the date hereof no Condemnation Event has been threatened in writing against the Project or any portion thereof.

     6.10 HAZARDOUS SUBSTANCES.

     There are no Hazardous Substances on, in, under or at the Project except as used in the ordinary course of Borrower's and Guarantor's or one of their Affiliate's business which Hazardous Substances are stored and used in compliance with Environmental Laws. The Project and each portion thereof is in full compliance with all Environmental Laws. There are no above or below ground storage tanks located at the Project. Borrower has not received written notice from any Governmental Agency or any tenant, property manager or any other third party alleging that the Project or any portion thereof does not comply with any Environmental Laws or that evidence exists of a release, disposal of, or other contamination from, any Hazardous Substance at, on, in, from, under or about the Project.

     6.11 NO DEFAULTS.

     No Event of Default has occurred under this Agreement or any of the other Loan Documents, and no Potential Default exists under this Agreement or any of the other Loan Documents. No default by Borrower exists under any Contractual Obligation which would have a material adverse effect on Borrower's ability to repay the Loan or to perform its obligations under any of the Loan Documents or under the Environmental Indemnity.

     6.12 DISCLOSURE.

     No representation or warranty of Borrower contained in this Agreement, any Loan Document, or any Application Information contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading.

     6.13 ENTITY REQUIREMENTS.

     Borrower (a) has not engaged, does not engage and is not authorized to engage in any business unrelated to the Project, (b) has not had and does not have assets other than those related to its interest in the Project, (c) has not had and does not have any Indebtedness other than the Permitted Indebtedness,
(d) has its own books and records separate and apart from any other Person, (e) holds itself out as being, and conducts all business as, a legal entity, separate and apart from any other Person, with separate stationery, invoices and checks, (f) has not guarantied the debts or obligations of any other Person, and
(g) has not commingled its assets or funds with those of any other Person. Borrower's

                                                                    EXHIBIT 4.13

Formation Documents provide that any dissolution and winding up or insolvency filing for Borrower requires the unanimous consent of all partners, directors or members, as applicable.

     6.14 VIOLATIONS OF GOVERNMENTAL PROHIBITIONS.

     Neither the making of the Loan, nor the receipt of Loan proceeds by Borrower, violates any Law applicable to Borrower, including, without limitation, any of the Terrorism Laws. Neither the making of the Loan, nor the receipt of Loan proceeds by Borrower or any Principal Party, violates any of the Terrorism Laws applicable to any of the Principal Parties. To Borrower's best knowledge, no holder of any direct or indirect equitable, legal or beneficial interest in Borrower or any Principal Party is the subject of any of the Terrorism Laws. No portion of the Loan proceeds will be used, disbursed or distributed by Borrower for any purpose, or to any Person, directly or indirectly, in violation of any Law including, without limitation, any of the Terrorism Laws.

                                    ARTICLE 7

                              BORROWER'S COVENANTS

     Borrower covenants and agrees that, until the Loan and all other amounts owing to Lender under the Loan Documents have been paid in full and all Secured Obligations have been satisfied, Borrower shall perform all of the covenants in this ARTICLE 7.

     7.1  NO LIENS.

     Except as expressly provided in SECTION 1.12 of the Security Instrument, Borrower shall not permit any Lien to be created or filed. Borrower shall be the sole owner of the Project, Personal Property and all other Collateral, free from any adverse Liens, except for Liens in favor of Lender. Borrower shall not assign, sell, pledge, encumber or otherwise hypothecate all or any portion of the Leases or the Project Documents.

     7.2  COMPLIANCE WITH LAWS; CORRECTION OF DEFECTS.

     Borrower will comply with all Laws applicable to Borrower, its property, the Project, the Personal Property, the other Collateral and/or the occupancy, operation, ownership or use thereof, including, without limitation, all applicable subdivision Laws. The Property shall consist of legal and separate lot(s) for tax assessment purposes. Borrower shall comply with, and maintain in full force and effect, all Permits, easements and rights of way necessary for the occupancy , operation, lease, ownership or use of the Project. If at any time Borrower becomes aware of (a) any defects, facts or conditions affecting the Project or any portion thereof or any of the Personal Property or other Collateral which would make the Project unsuitable for the occupancy, operation, lease, use or sale thereof, or (b) any surface or subsurface soils conditions adversely affecting the Property, or (c) any fact, event, occurrence or condition that would render or cause any of Borrower's representations or warranties in the Loan Documents to be then incorrect or incomplete if such representation or warranty were remade as of such date, Borrower will promptly notify Lender in writing and shall promptly and diligently cause the same to be fully remedied and cured at Borrower's cost and expense.

     7.3  INSPECTION.

     Subject to the rights of tenants at the Project, during normal business hours and upon reasonable advance notice (except in the event of an emergency or from and after the occurrence of an Event of Default under the Loan Documents, or at any time during which an uncured Potential Default exists under the Loan Documents, in which event entry shall not be limited to normal business hours and no advance notice shall be necessary), Borrower shall permit Lender and any Person designated by Lender to visit and inspect the Project.

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                                                                    EXHIBIT 4.13

     7.4  LEASING OF SPACE.

     A. Unless otherwise approved by Lender in writing in advance (which approval may be withheld in Lender's good faith sole discretion), the Approved Lease shall reflect an arms-length transaction at the then current market rate for comparable space. The Approved Lease shall comply with all applicable Laws, including, without limitation, all subdivision requirements, if any. Borrower shall perform all obligations required to be performed by it as landlord under the Approved Lease. Borrower shall not accept any Prepaid Property Income (however denominated).

     B. Borrower shall not enter into, or modify, amend, terminate or accept a surrender or cancellation of the Approved Lease, or consent to any assignment or subletting under the Approved Lease, or enter into any other Lease, without Lender's prior written approval of any sublease, assignment, or other Lease, and the tenant's financial condition (including, without limitation, financial statements, operating history and business prospects), which shall not be unreasonably withheld. Lender's prior written consent shall not be required for any amendment or modification of the Approved Lease or any other Lease if the amendment or modification does not alter a Material Lease Provision. Lender's prior written consent, which may be withheld in Lender's good faith sole discretion, shall be required if (a) any proposed tenant's operations at, on or about the Project will or are reasonably likely to at any time involve the use, generation, storage, handling or disposal of Hazardous Substances, or (b) the tenant's use of the Project or applicable portion thereof is not consistent with the use of the remainder of the Project.

     C. Promptly after the execution of any modification, amendment or termination of the Approved Lease, or any other Lease previously approved by Lender, Borrower shall deliver to Lender copies of such modification, amendment or termination, and all other documents executed in connection therewith, whether or not Lender's approval is required in connection therewith pursuant to this SECTION 7.4. In the event that Borrower enters into any other Lease or executes an assignment or sublease under the terms of the Approved Lease, Borrower shall promptly prepare and deliver to Lender a rent roll, operating statements or other leasing information as Lender may from time to time reasonably request. Borrower shall promptly take such steps as shall be reasonably necessary to prevent any set-off against rent or other amounts payable under any Lease including, without limitation, the payment or reimbursement of any costs incurred or losses suffered which gave rise to the claim for set-off.

     D. If requested by Lender with respect to the Approved Lease, Borrower shall, within twenty (20) days after Lender's written request, execute and deliver to Lender, and use commercially reasonable efforts to cause the tenant under any Lease (and any other party to, or guarantor of, such Lease) to execute and deliver to Lender, a nondisturbance and attornment agreement in form and substance reasonably satisfactory to Lender. If requested by Lender with respect to any Lease, Borrower shall, within twenty (20) days after Lender's written request, execute and deliver, and use commercially reasonable efforts to cause the tenant under such Lease to execute and deliver, to Lender, an estoppel certificate in form and substance reasonably satisfactory to Lender.

     E. As used herein, "MATERIAL LEASE PROVISION" means a provision which materially increases the landlord's obligations under any Lease, including, but not limited to the Approved Lease, or any other Lease, which provides the tenant with material rights or recourse against the landlord or with the right to terminate the Lease, or which adversely affects Lender's security in the Lease. Without limiting the generality of the foregoing, each of the following shall constitute a Material Lease Provision: (i) any provision which affects Lender's rights with respect to the Lease, which affects the relative priority of the Lease and the Security Instrument without Lender's consent, or which requires Lender to agree to or provide any nondisturbance agreement to the tenant; (ii) the grant of an option, right of first offer or refusal or other right to purchase all or any portion of the Project, (iii) the grant of an option, right of first offer or refusal or other right to lease any additional space in the Project at a rent less than market rent, (iv) the grant of any early termination option (except in the event of a major casualty or substantial condemnation),
(v) any provision which provides for the application of insurance or condemnation proceeds in a manner contrary to the Loan Documents, (vi) any reduction in the rent payable under such Lease, (vii) the grant of any offsets, or the agreement for the payment of any amounts by the landlord, other than tenant improvement allowances at then current market levels, if such offset or payment

                                                                    EXHIBIT 4.13

obligation would be applicable to any subsequent owner of the Project, including, without limitation any owner succeeding to the landlord's interest by foreclosure or a deed in lieu or in aid thereof, (viii) a limit to the expense reimbursements due from the tenant for increases in taxes or expenses, (ix) an environmental, hazardous substance or other indemnification binding on the landlord that would be applicable to any subsequent owner of the Project, including, without limitation, any owner succeeding to landlord's interest by foreclosure or a deed in lieu or in aid thereof, (x) any direct or indirect restriction or limitation in favor of the tenant on the use or leasing of any portion of the Project not covered by such Lease, including, without limitation, any provision entitling the tenant to the exclusive operation of any business in the Project, or (xi) any direct or indirect restriction or limitation in favor of the tenant on the use or leasing of any property other than the Project, including, without limitation, any provision entitling the tenant to the exclusive operation of any business within a specified radius of the Project.

     F. Prior to the commencement of any work at the Project by or on behalf of any tenant under any Lease (or, if Borrower does not have knowledge of such work prior to the commencement thereof, as soon as Borrower learns of such work), Borrower shall post and record, in compliance with applicable law, notices of non-responsibility, or the local equivalent thereof, with respect to such tenant work.

     G. Without limiting the terms of the Assignment of Rents, within ten (10) days after Lender's written demand at any time (after and during the continuance of an Event of Default under any of the Loan Documents), Borrower shall deliver to Lender any or all security deposits then or thereafter held by Borrower, if any. If any of such security deposits are in the form of letter(s) of credit, Borrower shall deliver to Lender the original letter of credit, together with original transfer documents in the form required by such letter of credit, transferring such letter of credit to Lender. All such security deposits delivered to Lender shall be held by Lender in accordance with the terms of the applicable Lease and any then remaining security deposits held by Lender upon the payment in full of the Loan and all amounts owing to Lender under the Loan Documents shall be delivered and re-assigned, if applicable, to Borrower. Within ten (10) days after Lender's written request, Borrower and Guarantor shall execute and deliver to Lender such documents as may be reasonably requested by Lender in connection with the delivery of such security deposits to Lender.

     H. Immediately upon the payment of any Lease Termination Payments, Borrower shall deliver such Lease Termination Payments to Lender. Such Lease Termination Payments shall be deposited into a cash collateral account and pledged to Lender as additional collateral for the Loan. Such funds shall be disbursed by Lender, subject to such terms and conditions as may be reasonably imposed by Lender, to pay such tenant improvement costs and leasing commissions for the applicable vacated space in the Project as may be approved by Lender, which approval shall not be unreasonably withheld. Within ten (10) days after Lender's written request, Borrower and Guarantor shall execute and deliver to Lender such documents as may be reasonably requested by Lender in connection with the delivery of any Lease Termination Payments to Lender, including, without limitation, a pledge agreement setting forth the terms under which funds in such cash collateral account shall be disbursed.

     7.5  ENVIRONMENTAL MATTERS.

     A. Borrower shall, at its own expense, comply and cause all persons entering the Project to comply with all Environmental Laws applicable thereto and Borrower shall not use, store, process, manufacture, transport, dispose or release any Hazardous Substances on, in or adjacent to any part of the Project or permit any of the foregoing to occur except as used in the ordinary course of Borrower's or Guarantor's or one of their Affiliate's business which Hazardous Substance shall be used and stored in compliance with Environmental Laws. Borrower shall immediately advise Lender in writing of any (i) discovery of Hazardous Substances on, at, from or under the Project or any portion thereof in violation of Environmental Laws; or (ii) any claim, action or order threatened or instituted by any third party (including, without limitation, any Governmental Agency) against the Project or Borrower relating to damages, cost recovery, liability, loss or injury resulting from any Hazardous Substances, including those used or stored in the ordinary course of Borrower's, Guarantor's or one of their Affiliate's business. Borrower shall provide Lender with copies of all communications with any third party (including, without

                                                                    EXHIBIT 4.13

limitation, any Governmental Agency) relating to any Environmental Law or any claim, action, notice of violation, inquiry, investigation or order relating to Hazardous Substances at, on, under or in the Project or any portion thereof. Borrower shall promptly and diligently remediate any Hazardous Substances contamination at, under, from or attributable by joint and several liability to the Project to a level required by Environmental Laws. Without limiting the foregoing, if any remedial action is required by any Environmental Laws, Borrower shall immediately notify Lender of such situation and shall prepare a written plan setting forth a description of such situation (and all environmental reports relating thereto) and the remedial action that Borrower proposes to implement in connection therewith. Borrower shall, at its own expense, thereafter diligently and continuously pursue the remediation of the condition necessary to bring the Project into compliance with this SECTION 7.5(A) and shall, at its own expense, promptly cause all liens or encumbrances against the Project in connection therewith to be removed and satisfied.

     B. Lender shall have the right at any time to retain a professional environmental consultant to conduct tests and investigations of the Project (including, without limitation, ground water and soils testing) with respect to Hazardous Substances or the Project's compliance with Environmental Laws. Borrower hereby grants to Lender, its agents, employees, consultants and contractors, an irrevocable license and authorization to enter upon and inspect the Project and to conduct such tests and investigations on the Project or any portion thereof as Lender, in its sole discretion, determines necessary. Such tests shall be conducted at reasonable times, upon reasonable prior notice and so as not to unreasonably interfere with the tenant's business. Such tests and investigations shall be at Lender's expense unless (i) a breach of the provisions of SECTION 6.10 or SECTION 7.4(B) has occurred, or a breach of, or release or contamination governed by, this SECTION 7.5 has in fact occurred, or
(iii) an Event of Default has occurred under any of the Loan Documents or an uncured Potential Default exists under any of the Loan Documents. Borrower acknowledges and agrees that, as between it and Lender, only Borrower owns and operates the Project and only Borrower has the responsibility for compliance with this SECTION 7.5 and neither Lender's enforcement of, or failure to enforce, any of the provisions of SECTION 7.5 shall be deemed to affect the obligations or provisions of this SECTION 7.5.

     C. To the fullest extent permitted by law, Borrower hereby indemnifies and agrees to defend, and hold harmless the Indemnitees for, from and against any and all loss, claim, damage or liability of any kind or nature and from any suits, actions, claims or demands, including without limitation, all amounts described in SECTION 7.5(D), arising directly or indirectly, in whole or in part, out of (i) the existence or alleged existence of any Hazardous Substances at, on, under, from or in the Project or any portion thereof, (ii) the removal of or failure to remove any Hazardous Substances from the Project or any portion thereof or from neighboring property, including, without limitation, from the groundwater of the Project or any neighboring property (in the case of neighboring property, only to the extent caused by Borrower or otherwise migrating from the Project), (iii) any activity involving Hazardous Substances with respect to the Project carried on or undertaken on or off the Project, (iv) any residual contamination on or under the Project or on or under any neighboring property (in the case of neighboring property, only to the extent caused by Borrower or otherwise migrating from the Project), or (v) any contamination of any property or natural resources arising by, through or under Borrower or any tenant of Borrower in connection with any activity involving Hazardous Substances, in each case whether prior to or during the term of the Loan, and whether by Borrower or any other party, provided that such indemnity shall not extend to damage or liability incurred by an Indemnitee to the extent such damage or liability is caused directly by such Indemnitee's gross negligence or willful misconduct. Upon receiving knowledge of any suit, action, claim or demand asserted by a third party that Lender believes is covered by this indemnity, Lender shall give Borrower written notice of the matter and an opportunity to defend it, at Borrower's sole cost and expense, with legal counsel reasonably satisfactory to Lender. Lender may also require Borrower to so defend the matter. The obligations of Borrower under this SECTION 7.5(C) are, without limitation, intended to operate as a binding valid indemnity agreement under 42 U.S.C. Section 9607(e)(1) and shall survive the closing of the Loan and the repayment of the Loan and the satisfaction of all other Secured Obligations.

     D. The indemnity set forth in SECTION 7.5(C) shall include, without limitation, (i) loss, claims, damage or liability for, or arising from, personal injury and property damage, including, without limitation, diminution in marketability or value of property, (ii) compensation for lost wages, rents, business income, profits or other economic loss, (iii) all consequential damages; (iv) all damages to any natural resources

                                                                    EXHIBIT 4.13

and the environment, the costs of any repair, clean up, response cost, or remediation of the Property, the Project, and, to the extent required or necessary, the neighboring property (in the case of neighboring property, only to the extent caused by Borrower or otherwise migrating from the Project), and the investigation, preparation and implementation of any closure, remedial or other required plans; and (v) all costs and expenses incurred in connection with any of the foregoing, including, without limitation, reasonable attorneys' fees and costs and reasonable consultants' fees and costs.

     7.6  INSURANCE REQUIREMENTS.

     A. Borrower shall procure and maintain, or cause to be procured and maintained, at all times until the repayment of the Loan and the satisfaction of the Secured Obligations, policies of insurance in form and amounts as set forth in Section 7.6B and issued by companies qualified to do business in the state where the Project is located and having a Best's rating of at least A:VIII. All policies shall expressly protect Lender's interest as required by Lender. If Borrower fails to maintain any insurance coverage required under this SECTION 7.6, Lender may, but shall have no obligation to, obtain such insurance, and Borrower shall pay all amounts expended by Lender for such insurance, together with interest thereon at the Default Interest Rate, within ten (10) days after written demand by Lender. In the event of any foreclosure of the Security Instrument or a deed in lieu or in aid thereof or other transfer of title to the Project in extinguishment in whole or in part of the Secured Obligations, all right, title and interest of Borrower in and to all proceeds payable under the insurance policies required by this SECTION 7.6 and then in force shall vest in and pass to the new owner of the Project.

     B. Without limiting the generality of SECTION 7.6(A), Borrower shall maintain or cause to be maintained the following insurance coverages:

          (i)  PROPERTY INSURANCE. Property insurance for:

               (a)  The Project; and

               (b) Borrower's furniture, furnishings, fixtures, equipment and the other items of property (whether personalty or fixtures) in, at or about the Project.

     Borrower's property insurance must satisfy the following requirements, without limitation:

               (1) It must be written on the broadest available all-risk (special causes of loss) policy form or an equivalent form reasonably acceptable to Lender;

               (2) It must include an agreed-amount endorsement for no less than one hundred percent (100%) of the full Replacement Cost of the covered property;

               (3) Borrower's property insurance coverage shall include, without limitation, coverage for theft, fire, extended coverage, debris removal, vandalism and malicious mischief and sprinkler leakage.

               (4) Borrower's property insurance coverage shall include an Ordinance or Law Coverage endorsement (CP 04 05 06 95 or equivalent reasonably satisfactory to Lender), providing coverage A (loss to the undamaged portion of the building), Coverage B (demolition cost) and Coverage C (increased cost of construction) and an Ordinance or Law - Increased Period of Restoration endorsement (CP 15 31, 1988 edition, or equivalent reasonably acceptable to Lender).

          (ii) BUSINESS INCOME AND OTHER TIME ELEMENT INSURANCE. Business income, extra expense insurance coverages, with an extended period of indemnity as set forth herein (including, without limitation, business interruption and/or loss of rental income insurance) in an amount sufficient to avoid any co-insurance penalty and providing proceeds which will cover actual loss sustained (a) during a

                                                                    EXHIBIT 4.13

period of not less than eighteen (18) months from the date of casualty or loss, or (b) until that date on which the Project is fully reconstructed or repaired, put to its intended use, fully occupied, and generating the amount of income/rents originally contemplated, but for the casualty or loss, whichever is later. For all perils the coverage required by this SECTION 7.6(B)(ii) shall be provided by the insurer issuing the property coverage. The coverage required by this SECTION 7.6(B)(ii) shall include a waiting period of not more than five (5) days and must be endorsed to provide ordinance or law coverage no less broad than that required by SECTION 7.6(B)(i)(5).

          (iii) BOILER AND MACHINERY INSURANCE. Broad form boiler and machinery insurance (without exclusion for explosion) covering all boilers or other pressure vessels, machinery and equipment located in, at or about Project, including, without limitation, system breakdown coverage and insurance against loss of occupancy or use arising from any breakdown, in an amount equal to the Replacement Cost of the improvements housing the boilers, machinery and equipment or such other amount reasonably acceptable to Lender.

          (iv) COMMERCIAL GENERAL LIABILITY INSURANCE. Commercial general liability insurance, written on an Insurance Services Office occurrence policy form (1986 or more recent edition), covering bodily injury, property damage, personal injury and advertising injury arising out of or relating directly or indirectly to the possession, use, leasing, operation, construction, maintenance or condition of the Project, including without limitation premises/operations coverage, products/completed operations coverage and contractual liability coverage, with limits of liability not less than Two Million Dollars ($2,000,000) bodily injury and property damage per occurrence limit, Two Million Dollars ($2,000,000) personal injury and advertising injury limit, Four Million Dollars ($4,000,000) general aggregate limit (provided, by endorsement reasonably satisfactory to Lender, on a per location basis), and Two Million Dollars ($2,000,000) products/completed operations aggregate limit. The liability insurance limits may be provided by a combination of primary, umbrella and/or excess policies, but any umbrella or excess policy must be at least as broad in coverage as the primary policy and satisfy all the requirements of this
SECTION 7.6. Lender shall be named as an additional insured on the liability insurance policy or policies by endorsement CG 20 26 11 85 or equivalent reasonably acceptable to Lender.

          (v)  INTENTIONALLY DELETED.

          (vi) FLOOD INSURANCE. Flood insurance (including business interruption and/or loss of rental income coverage meeting the requirements of SECTION 7.6.B(ii), above), with limit sufficient to cover one hundred percent (100%) of the full Replacement Cost of the Project (excluding the Property), if either (a) any portion of the improvements located at the Property is located in an area now or hereafter designated as having special flood hazards under any Flood Insurance Acts or any other Law, or interpretations or regulations thereunder, or (b) flood insurance is required by any Law, or interpretations or regulations thereunder, applicable to Borrower, Lender or the Project or by any federal or state regulatory agency having jurisdiction over Lender.

     C.   The original of all certificates and all endorsements required by this
SECTION 7.6, shall be delivered to and retained by Lender unless Lender agrees otherwise. Borrower shall deliver renewal or replacement policies, certificates and endorsements to Lender not less than thirty (30) days prior to the expiration of existing coverages. All certificates and endorsements to be furnished hereunder shall be in form reasonably satisfactory to Lender. All policies: (i) shall have a deductible of (a) not more than Fifty Thousand Dollars ($50,000) per occurrence with respect to the commercial general liability insurance and (b) not more than One Hundred Thousand Dollars ($100,000) with respect to any other insurance; (ii) with respect to the property, business income and time element, shall include Lender as an additional insured and loss payee, including, without limitation, a standard mortgagee clause/lender's loss payable endorsement and chattel mortgage clause in favor of, and in form reasonably satisfactory to, Lender (providing, without limitation, that Lender's right of recovery shall not be prejudiced or impaired by any act, error or omission (whether negligent, willful or otherwise) of Borrower, any other insured or any other person or entity); (iii) shall provide that the coverage afforded thereby shall not be non-renewed, terminated, cancelled, materially reduced or materially modified without thirty (30) days' prior written notice to Lender (with the exception of a ten (10) day cancellation upon written notice for failure to pay

                                                                    EXHIBIT 4.13

premiums); (iv) shall include a waiver of subrogation as to Lender with respect to the Property Insurance and provide that such waiver shall not invalidate or prejudice the coverage available to Borrower or Lender; (v) may be in the form of blanket policies, in amount, form and content reasonably satisfactory to Lender, provided that any such blanket policy or policies shall specify the address of the Project and the Property, the portion of the total coverage of such blanket policies that is allocated to the Property and the Project, and any sublimits in such blanket policies applicable to the Property and the Project, and provided further that all other requirements of this SECTION 7.6 are satisfied; (vi) shall provide that the coverage afforded is primary and that any other insurance available to Borrower or Lender is secondary, excess and noncontributing; (vii) shall provide for severability of interests (separation of insureds) such that Lender's rights under the policies are separate from and independent of Borrower's; and (viii) shall contain no insured vs. insured exclusions. Borrower shall not obtain or maintain separate insurance or additional insurance concurrent in form or contributing in the event of loss with that required to be maintained hereunder without the prior written consent of Lender, which consent shall not be unreasonably withheld, provided that such policies satisfy all of the requirements of this SECTION 7.6.

     D. Notwithstanding anything to the contrary contained in the Loan Documents, Borrower waives any and all right of action or recovery against Lender, and its Affiliates, predecessors, successors, assigns, directors, officers, employees, agents and representatives, for any loss, liability, claim, expense, injury or damage, including without limitation to, or arising out of or relating directly or indirectly to, the Project, Collateral, Borrower, Borrower's property, or the property of others under Borrower's control, to the extent such loss, liability, claim, expense, injury or damage is insured against or required to be insured against under this SECTION 7.6 or is coverable by insurance.

     E. At Lender's election at any time not more frequently than once per calendar year, the Replacement Cost amount of Borrower's property insurance shall be adjusted. In connection therewith, Borrower shall, at its sole expense, provide at the written request of Lender evidence reasonably satisfactory to Lender of the Replacement Cost of the Project. Such evidence may be in the form of an insurance appraisal or valuation report prepared by an insurance company, appraiser or other consultant reasonably acceptable to Lender.

     F. Borrower shall, at Borrower's sole expense, comply with all requirements, guidelines, rules and orders and similar mandates and directives relating to the Project and the Property imposed by any insurer and shall not cause or permit any condition to exist in, at or about Project or the Property which would invalidate or impair the insurance coverage required by this SECTION 7.6, which would result in a material increase in hazard or which would constitute grounds for cancellation or non-renewal of any policy referred to in this SECTION 7.6.

     G. Delivery to Lender of the certificates and endorsements referred to in this SECTION 7.6 shall constitute an assignment of all proceeds payable under such insurance as relating to the Project or the Property by Borrower to Lender as further security for the Secured Obligations.

     H. Notwithstanding any receipt, review, approval or consent to any insurance referred in this SECTION 7.6, Lender shall incur no liability as a result of the insolvency of any insurer, failure of any insurer to perform, deductibles, inadequacy of limits of any policy, limitations or exclusions from coverage or failure of any insurer to pay any claim, even where Lender has caused insurance to be placed with an insurer after failure by Borrower to comply with the requirements of this SECTION 7.6.

     I. The insurance requirements set forth in this SECTION 7.6 are independent of Borrower's indemnification obligations and other obligations to Lender hereunder and under the other Loan Documents, and shall not be construed or interpreted to restrict, limit or modify Borrower's indemnification obligations or any other obligations to Lender hereunder or under any of the Loan Documents.

     7.7  NOTICE OF PROCEEDING.

     Borrower will promptly notify Lender of any notice of violation, action, suit, proceeding or arbitration (including, without limitation, any judicial or nonjudicial foreclosure proceeding, any voluntary or

                                                                    EXHIBIT 4.13

involuntary bankruptcy proceeding or any proceeding for the appointment of a receiver), commenced or threatened in writing against Borrower, any of the Principal Parties, or the Project or the other Collateral or any portion thereof or interest therein. Borrower shall deliver to Lender copies of all notices and other information in connection with any such action, suit, proceeding or arbitration promptly upon receipt or transmittal thereof.

     7.8  FINANCIAL AND OTHER INFORMATION.

     Borrower shall maintain full and complete books of account and other records reflecting the results of operations of the Project in accordance with the Financial Reporting Method. Borrower shall furnish or cause to be furnished to Lender such financial information concerning Borrower, the Principal Parties and the Project and the other Collateral as Lender may reasonably request from time to time. Lender shall also have access to such books and records and Borrower's corporate or organizational books, during regular business hours and upon reasonable advance notice to Borrower, and shall have the right to make copies thereof or extracts therefrom and to discuss the finances and accounts of Borrower with Borrower, its partners or members, as applicable, and its independent public accountants, all as Lender may reasonably request. Without limiting the generality of the foregoing, Borrower shall furnish to Lender, without prior request or demand:

     A. ENTITY FINANCIAL STATEMENTS. If Borrower and/or any Principal Party is not a natural person or a trust, on or before each Financial Statement Delivery Date, Borrower shall provide Lender with financial statements (including, without limitation, a balance sheet and a profit and loss statement) for the previous fiscal year and the current fiscal year-to-date, each of which shall (i) be prepared in accordance with the Financial Reporting Method and otherwise in form reasonably acceptable to Lender, and (ii) contain comparative information for the two (2) previous fiscal years, (iii) be certified as true, correct and complete by Borrower or such Principal Party, and (iv) at Lender's election after the occurrence of an Event of Default under any of the Loan Documents or while any uncured Potential Default exists under any of the Loan Documents, be certified by a certified public accountant acceptable to Lender. Within fifteen (15) days after the end of each fiscal Year, Borrower shall provide Lender with a written certification, in form reasonably satisfactory to Lender, that there has been no material adverse change in the financial condition of Borrower and each such Principal Party from the financial statements for such party most recently delivered to Lender (or, if there has been a material adverse change, explaining such material adverse change in reasonable detail).

     B.   INTENTIONALLY DELETED.

     C. PROJECT FINANCIAL STATEMENTS. In the event that the Project shall have two or more tenants or subtenants, Borrower shall provide Lender with operating statements for the Project on or before each Financial Statement Delivery Date in reasonably acceptable form to Lender, (2) contain comparative information for the two (2) previous calendar years, (3) be certified as true, correct and complete by Borrower, and (4) at Lender's election after the occurrence of an Event of Default under any of the Loan Documents or while any uncured Potential Default exists under any of the Loan Documents, be certified by a certified public accountant acceptable to Lender.

     D. FAILURE TO DELIVER FINANCIAL STATEMENTS. Without limiting any of Lender's rights or remedies in the event of any failure by Borrower to comply with the provisions of this SECTION 7.8, if Borrower fails to deliver to Lender any of the financial statements or other information required herein on or before the applicable date required in this SECTION 7.8 (the "Information Delivery Date"), and if Borrower continues to fail to deliver any such financial statements or other information within fifteen (15) days after written notice from Lender given on or after the Information Delivery Date, then, commencing on the first day after the Information Delivery Date, the Variable Interest Rate (as defined in the Note) shall be increased by one-half percent (.50%) until such time as Borrower has delivered all of the financial statements or other information required to be delivered by Borrower pursuant to, and in the form required by, this SECTION 7.8. In addition to such increase in the Variable Interest Rate during the Amortization Period, the Monthly Installments shall be adjusted effective with the Monthly Installment due immediately following the Information Delivery Date to reflect such increase. Once Borrower has delivered all of the

                                                                    EXHIBIT 4.13

financial statements and other information required to be delivered by Borrower pursuant to, and in the form required by, this SECTION 7.8, the Variable Interest Rate and the Monthly Installments shall be readjusted effective with the Monthly Installment due immediately thereafter.

     7.9  OTHER CONTRACTUAL OBLIGATIONS.

     Borrower shall perform all of its obligations under (a) any Contractual Obligation if the failure to perform any such obligation would have a material adverse effect on Borrower's ability to repay the Loan or to perform any of its obligations under any of the Loan Documents or under the Environmental Indemnity, and (b) all Permitted Indebtedness.

     7.10 FURTHER ASSURANCES.

     Borrower shall execute and deliver, and shall cause Guarantor to execute and deliver, from time to time, within ten (10) days after written any request by Lender, any and all instruments, agreements and documents, and shall take such other action, as may be reasonably necessary or desirable in the opinion of Lender to maintain, perfect or insure Lender's security provided for herein and in the other Loan Documents, including, without limitation, the execution of UCC-1 renewal statements, the execution of such amendments to the Security Instrument and the other Loan Documents and the delivery of such endorsements to the Title Policy, all as Lender shall reasonably require, and shall pay all reasonable fees and expenses (including, without limitation, reasonable attorney's fees and costs) related thereto.

     7.11 EQUITY DISTRIBUTIONS.

     Borrower shall not make any direct or indirect Equity Distributions (a) from and after the occurrence of an Event of Default under any of the Loan Documents or (b) so long as any uncured Potential Default exists under any of the Loan Documents, including, without limitation, at any time during which any Impound Expenses are delinquent.

     7.12 ENTITY REQUIREMENTS.

     Borrower (a) shall not engage or be authorized to engage in any business unrelated to the Project, (b) shall not have assets other than those related to its interest in the Project, (c) shall not have any Indebtedness other than the Permitted Indebtedness, (d) shall have its own books and records separate and apart from any other Person, (e) shall hold itself out as being, and shall conduct all business as, a legal entity, separate and apart from any other Person, with separate stationary, invoices and checks, (f) shall not guaranty the debts or obligations of any other Person, and (g) shall not commingle its assets or funds with those of any other Person. Borrower's Formation Documents shall at all times provide that any dissolution and winding up or insolvency filing for Borrower requires the unanimous consent of all partners, directors or members, as applicable. Borrower and the Principal Parties shall maintain and preserve their existence and all rights and franchises material to their respective businesses and shall be, at all times, validly existing and in good standing in the state of their formation. Borrower shall be, at all times, validly existing and in good standing in the Governing State. Borrower shall not at any time be a foreign corporation, foreign partnership, foreign trust or foreign estate, as those terms are defined in the Nonforeign Status Statutes. Without limiting the provisions of SECTION 1.10 of the Security Instrument, neither Borrower nor any of the Principal Parties shall amend or modify any of their respective Formation Documents without Lender's prior written consent, which shall not be unreasonably withheld unless such amendment or modification relates to a Transfer (in which event Lender's consent may be withheld in Lender's good faith sole discretion). Promptly after Lender's written request from time to time, but not more frequently than once in any calendar year, Borrower shall deliver to Lender evidence reasonably satisfactory to Lender that Borrower and the Principal Parties are in compliance with the provisions of this
SECTION 7.12.

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                                                                    EXHIBIT 4.13

     7.13 MANAGEMENT OF THE PROJECT.

     The Project shall be managed by Borrower or an Affiliate of Borrower approved by Lender for so long as no Event of Default has occurred under the Loan Documents and so long as Borrower or such Affiliate is managing the Project in a first class manner. In the event that Borrower hires a Project property manager, such property manager shall not be entitled to payment of any fees or costs for services rendered for the benefit of Borrower until such time as the property manager executes a written agreement. Such written agreement shall be approved in advance in writing by Lender if (a) any Event of Default has occurred under any of the Loan Documents or an uncured Potential Default exists under any of the Loan Documents or (b) such agreement is not terminable with or without cause and without penalty, upon not more than thirty (30) days' notice to the manager thereunder. In no event shall any manager be removed or replaced or any management agreement modified, amended, or terminated without the prior written consent of Lender if any Event of Default has occurred under any of the Loan Documents or an uncured Potential Default exists under any of the Loan Documents. At Lender's election, within ten (10) days after Lender's written request, Borrower and any such manager of the Project shall execute and deliver to Lender an assignment of such management agreement in form reasonably satisfactory to Lender and, at Lender's election in its sole discretion, allowing Lender either to terminate such management agreement immediately upon the transfer of title to the Project as a result of the exercise of its remedies under the Loan Documents, or to keep such management agreement in effect after such transfer of title. Lender's consent and approval under this SECTION 7.13 shall not be unreasonably withheld.

     7.14 COMPLIANCE WITH GOVERNMENTAL PROHIBITIONS.

     No portion of the Loan proceeds will be used, disbursed or distributed by Borrower or any Principal Party for any purpose, or to any Person, in violation of any Law including, without limitation, any of the Terrorism Laws. Borrower shall provide Lender with immediate written notice (a) of any failure of any of the representations and warranties set forth in SECTION 6.14 of this Agreement or in SECTION 4(M) of the Guaranty to be true, correct and complete in all respects at any time, or (b) if Borrower obtains knowledge that Borrower, any of the Principal Parties, or any holder at any time of any direct or indirect equitable, legal or beneficial interest in Borrower or any of the Principal Parties is the subject of any of the Terrorism Laws. Borrower shall immediately and diligently take, or cause to be immediately and diligently taken, all necessary action to comply with all Terrorism Laws and to cause the representations and warranties set forth in SECTION 6.14 of this Agreement and in SECTION 4(M) of the Guaranty to be true, correct and complete in all respects.

     7.15 BORROWER ESTOPPEL CERTIFICATES.

     A. Within ten (10) days after Lender's written request from time to time, but not more frequently than once in any calendar year, Borrower shall execute and deliver, and shall cause Guarantor to execute and deliver to Lender, an estoppel certificate in the form reasonably requested by Lender, stating that the Loan Documents and the Environmental Indemnity are in full force and effect, the amount of Loan proceeds advanced by Lender, and such other matters relating to the Loan and the Loan Documents as may be reasonably requested by Lender.

                                    ARTICLE 8

                           EVENTS OF DEFAULT; REMEDIES

     8.1  EVENTS OF DEFAULT.

     A. EVENTS OF DEFAULT ON NOTICE TO BORROWER. The occurrence of any of the following events shall constitute an Event of Default under this Agreement and the other Loan Documents upon written notice by Lender to Borrower given at any time on or after the occurrence of any such event; provided that upon such notice from Lender, such Event of Default shall be deemed to have occurred as of the occurrence of such event, irrespective of the date of such notice; and provided further that Lender's

                                                                    EXHIBIT 4.13

giving of or failure to give such notice shall not affect, in any manner whatsoever, the imposition of any late charge or interest at the Default Interest Rate pursuant to the provisions of the Note or the other Loan
Documents:

          (i) FAILURE TO MAKE PAYMENTS WHEN DUE. Borrower's or Guarantor's failure to pay any principal, interest or other monies due under this Agreement or any of the other Loan Documents within ten (10) days after such amount is due.

          (ii) BREACH OF CERTAIN COVENANTS. Borrower's or Guarantor's failure to perform or comply with any term, obligation or condition contained in this Agreement or any of the other Loan Documents, other than those terms, obligations and conditions otherwise referred to in this SECTION 8.1(A) and other than Borrower's obligations under SECTION 1.10 of the Security Instrument, within thirty (30) days after the delivery of written notice from Lender of such failure; provided that if such default is not reasonably capable of being cured (without taking into account financial capability) within such thirty (30) day period, such failure shall not constitute an Event of Default so long as Borrower or Guarantor, as applicable, commences the cure of such default within such thirty (30) day period and diligently prosecutes such cure to completion within one hundred eighty (180) days after such written notice from Lender.

          (iii) BREACH OF WARRANTY. Any representation, warranty, certification or other statement made by Borrower or any of the Principal
Parties herein or in any Application Information, or in any other Loan Document or in any statement or certificate at any time given by Borrower or any of the Principal Parties to Lender in writing in connection with the Loan shall be materially false or misleading.

          (iv) LIEN PRIORITY. Lender fails to have a legal, valid, binding and enforceable first priority Lien on the Project or any portion thereof or on any material portion of the Personal Property or other Collateral.

          (v) UNAPPROVED TRANSFERS. Any Transfer which requires Lender's consent under SECTION 1.10 of the Security Instrument occurs without Lender's prior written consent in accordance with SECTION 1.10 of the Security Instrument.

          (vi) FAILURE TO MAINTAIN INSURANCE/FAILURE OF INSURANCE COVERAGE TO REMAIN IN EFFECT. Borrower fails to maintain or cause to be maintained the insurance coverage required by SECTION 7.6, or there is any rescission or cancellation of any insurance required by SECTION 7.6, or any carrier of any insurance required by SECTION 7.6 denies coverage as a result of any act or omission of Borrower, any Limited Recourse Party or any Exculpated Person, or any of their agents.

          (vii) OTHER LIENS. Without limiting the provisions of SECTION 7.1 of this Agreement or SECTION 1.10 of the Security Instrument, Borrower defaults under any Lien (other than the Liens created by the Loan Documents) or foreclosure or other proceedings are commenced to enforce any Lien (other than the Liens created by the Loan Documents).

          (viii) MATERIAL LITIGATION. The commencement or filing of any action, suit, proceeding or arbitration against or involving Borrower or any of the Principal Parties which, if determined adversely to Borrower or such Principal Party, would not be covered in whole or in part by insurance and for which Borrower or such Principal Party would have liability in excess of Five Hundred Thousand Dollars ($500,000).

          (ix) GOVERNMENTAL PROHIBITIONS. Borrower's or Guarantor's failure to perform or comply with any of the terms, obligations or provisions of SECTION
7.14 of this Agreement or SECTION 5(B) of the Guaranty.

                                                                    EXHIBIT 4.13

          (x) ACTIONS ADVERSELY AFFECTING LIEN PRIORITY. Borrower, any Limited Recourse Party or any Exculpated Person, or any of their agents, takes any action which causes Lender to fail to have a valid first priority lien on the Project or any portion thereof, or on any material portion of the Personal Property or other Collateral.

          (xi) OTHER LOAN DOCUMENTS. The occurrence of an Event of Default under any of the other Loan Documents (as "Event of Default" is defined therein).

          (xii) LETTER OF CREDIT. In the event the Letter of Credit is not renewed in accordance with SECTION 5.5 hereof.

     B. AUTOMATIC EVENTS OF DEFAULT. The occurrence of any of the following events shall constitute an Event of Default under this Agreement and the other Loan Documents automatically and with no notice from Lender required:

          (i)    INVOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC.

                 (a) A court having proper jurisdiction shall enter a decree or order for relief with respect to Borrower or any of the Principal Parties in an involuntary case under any of the Insolvency Laws, which decree or order is not stayed within seven (7) days after entry and dismissed within ninety (90) days after the entry of such order; or any other similar relief shall be granted under any applicable Insolvency Law; or

                 (b) An involuntary case is commenced against Borrower or any of the Principal Parties, under any Insolvency Law; or a decree or order of a court for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Borrower or any of the Principal Parties or over all or a substantial part of their respective property, shall be entered; or the involuntary appointment of an interim receiver, trustee or other custodian of Borrower or any of the Principal Parties, for all or a substantial part of their respective property; or the issuance of a warrant of attachment, execution or similar process against any substantial part of the respective property of Borrower or any of the Principal Parties, and the continuance of any such event in this clause (b) for ninety (90) days unless dismissed or discharged.

          (ii)   VOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC.

                 (a) Borrower or any of the Principal Parties shall have an order for relief entered with respect to them or commence a voluntary case under any of the Insolvency Laws, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any Insolvency Law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of their respective property; the making by Borrower or any of the Principal Parties of any assignment for the benefit of creditors; or

                 (b) The inability or failure of Borrower to pay its debts as such debts become due, the inability or failure of any of the Principal Parties to pay any of its debts in excess of Two Hundred Fifty Thousand Dollars ($250,000) as such debts become due, or the admission by Borrower or any of the Principal Parties in writing of its inability to pay its respective debts as such debts become due.

     8.2  GENERAL REMEDIES.

     Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, from and after the occurrence of any Event of Default, (a) the unpaid principal amount of the Loan, all accrued and unpaid interest and all other Secured Obligations shall become immediately due and

                                                                    EXHIBIT 4.13

payable, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration, notice or other requirements of any kind, all of which are hereby expressly waived by Borrower, (b) Lender shall have the rights and remedies of a secured party under the Governing State Uniform Commercial Code, and under any other applicable law, (c) Lender may pursue all of its rights and remedies hereunder, under the other Loan Documents, at law, in equity or otherwise, including without limitation, obtaining the appointment of a receiver to perform any act of Lender permitted in this Agreement and to perform such other duties as permitted by applicable Law, and (d) Lender shall have no further obligation to disburse Loan proceeds to Borrower. Further, from and after the occurrence of any Event of Default all outstanding indebtedness and all other amounts owing to Lender under the Loan Documents shall bear interest at the Default Interest Rate.

     8.3  SPECIFIC PERFORMANCE.

     From and after the occurrence of an Event of Default, Lender may commence and maintain an action in any court of competent jurisdiction for specific performance of any of the covenants and agreements contained herein or in any of the other Loan Documents, may obtain the aid and direction of the court in the performance of any of the covenants and agreements contained herein or therein, and may obtain orders or decrees directing the same and, in the case of any sale under the Security Instrument, directing, confirming or approving Lender's actions or, if applicable, the trustee's actions.

     8.4  REMEDIES AS TO PROJECT DOCUMENTS.

     From and after the occurrence of an Event of Default, Lender shall have the right (and Borrower hereby irrevocably constitutes and appoints Lender as its attorney-in-fact, which power is coupled with an interest and is deemed to be non-cancelable, with full power of substitution, to do so), but not the obligation, to (a) demand, receive and enforce Borrower's rights with respect to any or all the Project Documents, (b) give appropriate receipts, releases and satisfactions for and on behalf of Borrower with respect to any of the Project Documents, (c) do any and all acts with respect to any of the Project Documents in the name of Borrower or in the name of Lender with the same force and effect as Borrower could do if the assignment in ARTICLE 4 had not been made, (d) take such action as Lender may from time to time deem necessary in its sole discretion to cure any default by Borrower under any of the Project Documents or to protect the rights of Borrower thereunder or the rights of Lender thereunder as the assignee of Borrower, and (e) perform and discharge any obligation, covenant, condition and agreement of Borrower under any of the Project Documents.

                                    ARTICLE 9

                            MISCELLANEOUS PROVISIONS

     9.1  NONFOREIGN STATUS.

     The Nonforeign Status Statutes provide that a transferee of a U.S. real property interest, or Governing State property interest, as the case may be, must withhold tax under the circumstances described therein. To inform Lender that the withholding of tax will not be required in the event of the disposition of the Project pursuant to the terms of the Security Instrument, Borrower hereby certifies, under penalty of perjury, that: (a) Borrower is not a foreign corporation, foreign partnership, foreign trust or foreign estate, as those terms are defined in the Nonforeign Status Statutes; and (b) Borrower's U.S. employer identification number is the Tax Identification Number; (c) Borrower's principal place of business is at the address set forth in SECTION 9.10, and (d) Borrower is qualified to do business in the Governing State. Lender may disclose the contents of this SECTION 9.1 to the Internal Revenue Service or any other Governmental Agency and Borrower acknowledges that any false statement contained herein could be punished by fine, imprisonment or both. Within ten (10) days after Lender's written request, Borrower shall execute and deliver to Lender further certificates, which shall be signed under penalty of perjury, as Lender shall reasonably require in connection with the certifications set forth herein. The covenant set forth herein shall survive the foreclosure of the lien of the Security Instrument or acceptance of a deed in lieu or in aid thereof.

                                                                    EXHIBIT 4.13

     9.2  ASSIGNMENTS AND PARTICIPATIONS IN LOAN AND NOTE.

     Lender may assign its rights and delegate its obligations under this Agreement or any of the other Loan Documents and/or the Environmental Indemnity and further may assign, or sell participations in, all or any part of the Loan, the Loan Documents and/or the Environmental Indemnity, or any other interest herein or in the Note to any Person, all without notice to or the consent of Borrower. To the extent of any such assignment, Lender shall be relieved of its obligations with respect to the Loan and the assignee shall have the same rights, benefits and obligations as it would if it were Lender hereunder and a holder of the Note. Lender may furnish any information (including, without limitation, financial information) concerning the Project, the Collateral, Borrower, the Principal Parties and any of their assets to third parties from time to time for legitimate business purposes.

     9.3  EXPENSES.

     Borrower agrees to pay, within ten (10) days after written demand by Lender, all reasonable costs and expenses (including, without limitation, reasonable attorneys' fees and costs, fees of any consultants, and fees for any environmental audits, appraisal, inspections or other review required by Lender) incurred by Lender in connection with the Loan or the Loan Documents, the enforcement of any of the Secured Obligations, the enforcement of any of Lender's rights and remedies under the Loan Documents, the collection of any payments owing to Lender hereunder or under any of the other Loan Documents, whether or not such enforcement and collection includes the filing of a lawsuit, or the retaking, holding, preparing for sale or selling the Project or the Collateral or any portion thereof or any interest therein. Such costs and expenses shall include, without limitation, Lender's reasonable attorneys' fees and costs, including without limitation reasonable attorneys' fees and costs incurred by Lender in connection with any insolvency, bankruptcy, reorganization, arrangement or other similar proceedings involving Borrower or any of the Principal Parties which in any way affect the exercise by Lender of its rights and remedies hereunder, under any of the other Loan Documents, at law or in equity.

     9.4  INTENTIONALLY DELETED.

     9.5  INDEMNITY.

     Without limiting any other provision of the Loan Documents, Borrower hereby indemnifies and agrees to defend and hold harmless the Indemnitees for, from and against any and all expenses, loss, claims, damage or liability, including, without limitation, reasonable consultants', architects', engineers' and attorneys' fees and costs by reason of: (a) the construction of any improvements on the Project, (b) any capital improvements, other work or things done in, on or about the Project or any part thereof, (c) any use, nonuse, misuse, possession, occupation, alteration, operation, maintenance or management of the Project or any part thereof or any street, drive, sidewalk, curb passageway or space comprising a part thereof or adjacent thereto, (d) any negligence or willful act or omission on the part of Borrower or any of the Principal Parties or their respective agents, contractors, servants, employees, licensees or invitees, (e) any accident, injury (including death) or damage to any person or property occurring in, on or about the Project or any part thereof, (f) any Lien or claim which may be alleged to have arisen on or against the Project or any part thereof or any liability asserted against Lender with respect thereto, (g) any tax attributable to the execution, delivery, filing or recording of the Security Instrument, the Note or the other Loan Documents, (h) any contest due to Borrower's actions or failure to act, (i) any default under the Note or the other Loan Documents, or (j) any claim by or liability to any contractor or subcontractor performing work or any party supplying materials in connection with the Project.

     9.6  WAIVER OF OFFSET.

     All sums payable by Borrower pursuant to any of the Loan Documents shall be paid without notice, demand, counterclaim, setoff, deduction or defense and without abatement, suspension, deferment, diminution or reduction, and the obligations and liabilities of Borrower under the Loan Documents shall in no way be released, discharged or otherwise affected (except as expressly provided in the Loan Documents) by reason of: (a) any Casualty Event (as defined in the Security Instrument) or

                                                                    EXHIBIT 4.13

any Condemnation Event (as defined in the Security Instrument) affecting the Project or any part thereof; (b) any restriction or prevention of or interference by any third party with any use of the Project or any part thereof;
(c) any title defect or encumbrance or any eviction from the Project or any part thereof by title paramount or otherwise; (d) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to Lender, or any action taken with respect to any of the Loan Documents by any trustee or receiver of Lender, or by any court, in any such proceeding; (e) any claim which Borrower has or might have against Lender;
(f) any default or failure on the part of Lender to perform or comply with any of the terms hereof or of any other agreement with Borrower or any of the Principal Parties; or (g) any other occurrence whatsoever, whether similar or dissimilar to the foregoing; whether or not Borrower shall have notice or knowledge of any of the foregoing. Except as expressly provided herein, Borrower waives all rights now or hereafter conferred by statute or otherwise to any abatement, suspension, deferment, diminution or reduction of any of the Secured Obligations.

     9.7  APPROVALS, AMENDMENTS AND WAIVERS.

     All approvals and consents required or allowed to be given by Lender under this Agreement and the other Loan Documents must be in writing to be effective. This Agreement and the other Loan Documents may only be modified in writing signed by all of the parties hereto or thereto or their respective successors and assigns. No waiver of any provision of this Agreement or of any of the other Loan Documents, or consent to any departure by Borrower therefrom, shall in any event be effective without the written agreement of Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. Except as expressly required by the terms of the Loan Documents, no notice to or demand on Borrower or any of the Principal Parties in any case shall entitle Borrower or any of the Principal Parties to any other or further notice or demand in similar or other circumstances.

     9.8  WAIVER OF JURY TRIAL.

     BORROWER AND LENDER EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY CONTROVERSY OR CLAIM, WHETHER ARISING IN TORT OR CONTRACT OR BY STATUTE OR LAW, BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONJUNCTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS (INCLUDING, WITHOUT LIMITATION, THE VALIDITY, INTERPRETATION, COLLECTION OR ENFORCEMENT HEREOF OR THEREOF), OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY IN CONNECTION HEREWITH OR THEREWITH. EACH PARTY ACKNOWLEDGES AND AGREES THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY PERSON TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. THIS PROVISION IS A MATERIAL INDUCEMENT FOR BORROWER'S AND LENDER'S ENTERING INTO THE LOAN DOCUMENTS AND THE PARTIES WOULD NOT HAVE ENTERED INTO THE LOAN DOCUMENTS WITHOUT THIS WAIVER. LENDER AND BORROWER ARE EACH HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION 9.8 IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER OF JURY TRIAL.

     9.9  SUBMISSION OF LOAN DOCUMENTS.

     The submission of this Agreement, any of the other Loan Documents or the Environmental Indemnity to Borrower, Guarantor or any of the other Signature Parties or their agents or attorneys for review or signature does not constitute a commitment by Lender to make the Loan to Borrower, and the Loan Documents and the Environmental Indemnity shall have no binding force or effect unless and until they are executed and delivered by each Signature Party and Lender and all of the conditions set forth in SECTION 3.1 have been satisfied.

                                                                    EXHIBIT 4.13

     9.10 NOTICES.

     Any notice, or other document or demand, required or permitted under this Agreement or any of the other Loan Documents shall be in writing addressed to the appropriate address set forth below and shall be deemed delivered upon the earliest of (a) actual receipt, (b) the next Business Day after the date when sent by recognized overnight courier for next Business Day delivery, or (c) the second Business Day after the date when sent by certified mail, postage prepaid. Any party may, from time to time, change the address at which such written notice or other documents or demands are to be sent, by giving the other party written notice of such change in the manner hereinabove provided.

     To Borrower:   AAR Wood Dale LLC,
                    1100 North Wood Dale Road
                    Wood Dale, Illinois  60191
                    Attn:  Mr. Timothy J. Romenesko

     To Lender:     Fremont Investment & Loan
                    175 N. Riverview Drive
                    Anaheim, California  92808
                    Attention:  Commercial Real Estate Asset Management
                    Loan No. 950114501

     9.11 SURVIVAL OF WARRANTIES AND CERTAIN AGREEMENTS.

     All agreements, indemnities, representations and warranties made herein and in the other Loan Documents shall survive the execution and delivery of this Agreement, the making of the Loan hereunder and the execution and delivery of the Note. All representations and warranties made in this Agreement or in any of the other Loan Documents shall further survive any and all investigations and inquiries made by Lender. Notwithstanding anything in this Agreement or the other Loan Documents or implied by law to the contrary, any indemnities made by Borrower in the Loan Documents shall survive the payment of the Loan, the satisfaction of the Secured Obligations, and/or the termination of this Agreement or the other Loan Documents.

     9.12 FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE.

     No failure or delay on the part of Lender or any holder of the Note or portion thereof in the exercise of any power, right or privilege hereunder or under the Note or any of the other Loan Documents shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under this Agreement and the other Loan Documents are separate, distinct and cumulative to, and not exclusive of, any rights or remedies otherwise available at law or in equity. No act of Lender under any of the Loan Documents shall be construed as an election to proceed under any one provision to the exclusion of any other provision, notwithstanding anything in the Loan Documents to the contrary. Borrower expressly waives all right to the benefit of any statute of limitations and any moratorium, reinstatement, marshaling, forbearance, extension, redemption, valuation, or appraisement now or hereafter provided by federal or state law, as a defense to any demand against Borrower to the fullest extent permitted by law.

     9.13 SURVIVAL OF OBLIGATIONS UPON TERMINATION OF AGREEMENT.

     No termination or cancellation (regardless of cause or procedure) of this Agreement or any of the other Loan Documents shall in any way affect or impair the powers, obligations, duties, rights, and liabilities of Borrower or Lender relating to (a) any transaction or event occurring prior to such termination or cancellation, or (b) any of the undertakings, agreements, covenants, indemnities, warranties and representations of Borrower or Lender contained in this Agreement or any of the other Loan Documents.

                                                                    EXHIBIT 4.13

     9.14 DISBURSEMENTS IN EXCESS OF LOAN AMOUNT.

     In the event the total disbursements by Lender exceed the amount of the Loan set forth herein, the total of all disbursements shall, to the extent permitted by the laws of the Governing State, constitute part of the Secured Obligations and be secured by the Security Instrument and other Loan Documents. All other sums expended by Lender pursuant to this Agreement or any of the other Loan Documents shall be deemed to have been disbursed to Borrower and shall be secured by the Loan Documents.

     9.15 SEVERABILITY.

     If any term of this Agreement or any of the other Loan Documents or the application thereof to any Person or circumstances, shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or other Loan Document or the application of such term to Persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term of this Agreement or other Loan Document shall be valid and enforceable to the fullest extent.

     9.16 RULES OF CONSTRUCTION.

     Where the identity of the parties to this Agreement or any of the other Loan Documents or the circumstances make it appropriate, the masculine gender includes the feminine and/or neuter, and the singular number includes the plural. Article and Section headings in this Agreement and the other Loan Documents are included for convenience of reference only and shall not constitute a part of this Agreement or such other Loan Documents for any other purpose or be given any substantive effect. The recitals to this Agreement and to each of the other Loan Documents are incorporated herein and therein and made a part hereof and thereof. All exhibits to each of the Loan Documents shall constitute a part of the applicable Loan Documents. Borrower and Lender have each had an opportunity to review and negotiate the terms of this Agreement and the other Loan Documents; accordingly, the rule requiring that language be construed against drafting party shall not be applicable to this Agreement or the other Loan Documents.

     9.17 APPLICABLE LAW.

     This Agreement and the other Loan Documents shall be governed by, and construed and enforced in accordance with, the laws of the Governing State.

     9.18 SUCCESSORS AND ASSIGNS.

     This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Borrower's rights and obligations or any interest hereunder or under any of the other Loan Documents may not be assigned, including, without limitation, assigned for security purposes, and any purported assignment shall be null and void AB INITIO. As used herein, and in the other Loan Documents, "Lender" (or similar references to the lender) shall include all holders of the Note, including, without limitation, pledgees of the Note, whether or not named herein or therein. In exercising any rights hereunder or under any of the other Loan Documents or taking any actions provided for herein or therein, Lender may act through its employees, agents or independent contractors authorized by Lender.

     9.19 DISCLOSURE OF INFORMATION.

     Borrower hereby acknowledges and agrees that upon the request of any partner, member or shareholder or other owner of Borrower, as applicable, Lender may disclose to such party any information (including, without limitation, financial information) relating to the Loan and Borrower's performance of its obligations under the Loan Documents. Borrower hereby indemnifies and agrees to defend and hold harmless the Indemnitees for, from and against any and all expenses, loss, claims, damage or liability,

                                                                    EXHIBIT 4.13

including, without limitation, reasonable attorneys' fees and costs, arising by reason of any disclosure of information by Lender under this SECTION 9.19.

     9.20 DISCLAIMER BY LENDER.

     Except for obligations expressly assumed by Lender in writing, in its sole discretion and without any obligation, after the occurrence of an Event of Default, Lender shall not be liable to any contractor, subcontractor, supplier, laborer, architect, engineer or any other party for services performed or materials supplied in connection with the Project. Lender shall not be liable for any debts or claims accruing in favor of any such parties against Borrower or others or against the Property or the Project. No disbursement of Loan proceeds directly to any contractor, subcontractor, supplier, laborer, architect, engineer or any other party for services performed or materials supplied shall create, or shall be deemed or construed to create, any third-party beneficiary status in favor of such party or recognition of the same by Lender. Borrower is not and shall not be an agent of Lender for any purpose. Lender is not a joint venture partner with Borrower, Guarantor or any of the Principal Parties.

     9.21 COUNTERPARTS.

     This Agreement and the other Loan Documents may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. Signature and, if applicable, acknowledgment pages, may be detached from the counterparts and attached to a single copy of the applicable document to physically form one document, which may be recorded if applicable.

     9.22 ENTIRE AGREEMENT.

     The Loan Documents and the Environmental Indemnity set forth the entire understanding between Borrower and Lender relative to the Loan and the same supersede all prior agreements and understandings relating to the subject matter hereof or thereof.

     9.23 TIME IS OF THE ESSENCE.

     Time is strictly of the essence of this Agreement and the other Loan Documents.

     9.24 NO THIRD PARTY BENEFICIARIES.

     This Agreement and the other Loan Documents are made and entered into for the sole protection and benefit of the parties hereto and thereto, and, except as provided in SECTION 9.18 of this Agreement and in SECTION 5 of the Assignment of Rents, no other person or entity shall be a direct or indirect beneficiary of, or shall have any direct or indirect cause of action or claim as a beneficiary in connection with, this Agreement or any of the other Loan Documents.

     9.25 CONSENT TO JURISDICTION.

     Borrower and Lender each hereby consent to the jurisdiction of any state or federal court located within the Governing State in any suit, action or proceeding based hereon or arising out of, under or in connection with this Agreement or any of the other Loan Documents (and further agree not to assert or claim that such venue is inconvenient or otherwise inappropriate or unsuitable), and waive personal service of any and all process upon them and consent that all service of process be made by certified mail to the applicable address set forth herein.

     9.26 BROKERAGE COMMISSION.

     Borrower hereby indemnifies and agrees to defend and hold the Indemnitees harmless for, from and against any and all expenses, loss, claims, damage or liability for any commissions, fees, charges or

                                                                    EXHIBIT 4.13

other compensation claimed to be due by any mortgage or real estate broker, Realtor, agent or finder with whom it, or any of its Affiliates, agents, employees or representatives have had or have allegedly had any dealings in connection with the Commitment Letter or the making of the Loan.

     9.27 CREDIT AGREEMENT.

          Borrower expressly agrees that for purposes of this Agreement and each and every other Loan Document: (a) this Agreement and each and every other Loan Document shall be a "credit agreement" under the Illinois Credit Agreements Act, 815 ILCS 160/0.01 ET SEQ. (the "Act"); (b) the Act applies to this transaction including, but not limited to, the execution of this Agreement and each and every other Loan Document; and (c) any action on or in any way related to this Agreement and each and every other Loan Document shall be governed by the Act.

     9.28 REPRESENTATION BY COUNSEL.

          Borrower hereby represents that it has been represented by competent counsel of its choice in the negotiation and execution of this Agreement and the other Loan Documents; that it has read and fully understood the terms hereof; that Borrower and its counsel have been afforded an opportunity to review, negotiate and modify the terms of this Agreement, and that it intends to be bound hereby. In accordance with the foregoing, the general rule of construction to the effect that any ambiguities in a contract are to be resolved against the party drafting the contract shall not be employed in the construction and interpretation of this Agreement or any other Loan Document.

                  [remainder of page intentionally left blank]

                                                                    EXHIBIT 4.13

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by Borrower and Lender.

                              BORROWER:

                              AAR WOOD DALE LLC,
                              an Illinois limited liability company

                              By: AAR Corp., a Delaware corporation
                                  its sole member and Manager

                                  By:  /s/ Timothy J. Romenesko
                                       ------------------------
                                  Name:  Timothy J. Romenesko
                                         ----------------------
                                  Title:  Vice President
                                          ---------------------

                              LENDER:

                              FREMONT INVESTMENT & LOAN,
                              a California industrial bank

                              By: /s/ JOHN BERGHORST
                                  -----------------------------
                              Its: Vice President
                                   ----------------------------

                                                                    EXHIBIT 4.13

                                    EXHIBIT A

                             DESCRIPTION OF PROPERTY

LOT 1 IN CHANCELLORY BUSINESS PARK RESUBDIVISION NO. 2, BEING A RESUBDIVISION IN
SECTION 4, TOWNSHIP 40 NORTH, RANGE 11, EAST OF THE THIRD PRINCIPAL MERIDIAN, ACCORDING TO THE PLAT THEREOF RECORDED JANUARY 26, 1989 AS DOCUMENT R89-0010291, IN DU PAGE COUNTY, ILLINOIS.

                                                                    EXHIBIT 4.13

                                    EXHIBIT B

                        DESCRIPTION OF PERSONAL PROPERTY

     All of Borrower's right, title and interest, now or hereafter acquired, in and to the following:

     (a) All personal property, wherever located, including, without limitation, all goods, supplies, equipment, furniture, furnishings, fixtures, machinery, inventory, farm products and construction materials which Borrower now or hereafter owns or in which Borrower now or hereafter acquires an interest or right, including, without limitation, those which are now or hereafter located on or affixed to the Project or used or useful in the operation, use or occupancy thereof or the construction of any improvements thereon, including, without limitation, any interest of Borrower in and to personal property which is leased or subject to any superior security interest, or which is being manufactured or assembled for later installation into the improvements now or hereafter located at the Project, and all books, records, leases and other documents, of whatever kind or character, relating to the Project;

     (b) All fees, income, rents, issues, profits, earnings, receipts, royalties and revenues which, after the date hereof and while any portion of the Secured Obligations remains unpaid, may accrue from such goods, fixtures, furnishings, equipment and building materials or any part thereof or from the Project or any part thereof, or which may be received or receivable by Borrower from any hiring, using, letting, leasing, subhiring, subletting, or subleasing therefor;

     (c) All of Borrower's present and future rights to receive payments of money, services or property, including, without limitation, rights to all deposits from tenants of the Project, deposits from prospective purchasers of the Project, capital contributions from the shareholders or constituent partners or members of Borrower, as applicable, amounts payable on account of the sale of partnership or membership interests or stock of Borrower, as applicable, accounts, accounts receivable, deposit accounts, chattel paper, notes, drafts, contract rights, instruments, financial assets, investment property, general intangibles, documents, letter of credit rights, payment intangibles, money, and principal, interest and payments due on account of goods sold, services rendered, loans made or credit extended, together with title or interest in all documents evidencing or securing the same.

     (d) All other intangible property and rights relating to the Project or the operation thereof, or used in connection therewith, including but not limited to all governmental permits relating to construction or other activities on the Project, all names under or by which the Project may at any time be operated or known, all rights to carry on business under any such names, or any variant thereof, all trade names and trademarks relating in any way to the Project, goodwill in any way relating to the Project, and all permits, licenses, franchises, approvals, variances and land use entitlements relating in any way to, or to the occupancy, operation, ownership and use of, the Project;

     (e) All (i) agreements now or hereafter in effect with any contractor, architect or engineer, including, without limitation, any design architect, landscape architect, civil engineer, electrical engineer, environmental engineer, soils engineer or mechanical engineer, in connection with the Project;
(ii) other agreements now or hereafter in effect with any property manager or broker with respect to the management, leasing, or operation of the Project;
(iii) as-built plans and specifications and surveys for the Project; (iv) Permits; and (v) renewals, substitutions, extensions, modifications or replacements of any of the foregoing.

     (f) All judgments, commercial tort claims, other claims, settlements of claims and causes of action under any legal proceeding relating to the Project or the ownership, use, occupancy or operation thereof;

     (g)  All proceeds from sale or disposition of the Personal Property;

                                                                    EXHIBIT 4.13

     (h) Borrower's rights under all insurance policies covering the Project or any of the Personal Property (whether or not Borrower is required to maintain such insurance under the terms of the Loan Documents), and all proceeds, loss payments and premium refunds payable regarding the same;

     (i) All reserves, deferred payments, deposits, refunds, cost savings and payments of any kind relating to the construction of any improvements on the Project;

     (j)  All water stock relating to the Project;

     (k) All causes of action, commercial tort claims, other claims, compensation and recoveries for any damage to or condemnation or taking of the Project or the Personal Property, or for any conveyance in lieu thereof, whether direct or consequential, or for any damage or injury to the Project or the Personal Property, or for any loss or diminution in value of the Project or the Personal Property;

     (l) All architectural, structural, mechanical, electrical, civil and other engineering plans and specifications prepared for construction of improvements or extraction of minerals or gravel from the Project and all studies, data and drawings related thereto, and all contracts and agreements of Borrower relating to such plans and specifications or such studies, data and drawings or to the construction of improvements on or extraction of minerals or gravel from the Project;

     (m) All of Borrower's present and future rights in and to all refunds, rebates, reimbursements, reserves, deferred payments, deposits, cost savings, governmental subsidy payments, governmentally-registered credits (such as emissions reduction credits), other credits, waivers and payments, whether in cash or kind, due from or payable by any Governmental Agency or any insurance or utility company relating to any or all of the Project, any improvements thereon or any of the collateral described herein or arising out of satisfaction of any condition imposed upon or the obtaining of any approvals for the development of the Project or the improvements thereon;

     (n) All of Borrower's present and future rights in and to all refunds, rebates, reimbursements, credits and payments of any kind due from or payable by any Governmental Agency or other entity for any taxes, special taxes, assessments, or similar governmental or quasi-governmental charges or levies imposed upon Borrower with respect to the Project, any improvements thereon or any of the collateral described herein or arising out of the satisfaction of any condition imposed upon or the obtaining of any approvals for the development of the Project or the improvements thereon;

     (o)  All Borrower's rights in proceeds of the Loan;

     (p) All Borrower's rights to receive the proceeds of any "take-out" or permanent financing or commitment to provide such financing;

     (q) All of Borrower's present and future books and records of every kind or nature, including without limitation, statements, correspondence, memoranda, files and other data relating to the foregoing, together with the tapes, disks, diskettes and other data and software, computers, storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of Borrower with respect to the foregoing maintained with or by any other person); and

     (r) All proceeds and products of any of the foregoing (and proceeds and products of proceeds and products).

     All terms used herein which are defined in the Governing State Uniform Commercial Code shall have the same meanings when used herein, unless the context requires otherwise.

                                       B-2